EXHIBIT  2



                          AGREEMENT AND PLAN OF MERGER

                                      among

                          BREMER FINANCIAL CORPORATION
                             a Minnesota corporation

                                       and



                         BREMER ACQUISITION CORPORATION
                             a Wisconsin corporation

                                       and

                             NORTHWEST EQUITY CORP.
                             a Wisconsin corporation








                                February 16, 1999








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                                TABLE OF CONTENTS

Recitals................................................................1

ARTICLE I.  THE MERGER..................................................1
   1.1  The Merger......................................................1
   1.2  Closing.........................................................2
   1.3  Effective Time..................................................2
   1.4  Additional Actions..............................................2
   1.5  Articles of Incorporation and By-Laws...........................2
   1.6  Board of Directors and Officers.................................2
   1.7  Conversion of Securities........................................2
   1.8  Surrender of Certificates; Payment Procedures...................3
   1.9  Seller Options..................................................5
   1.10 Dissenting Shares...............................................6
   1.11 Closing of Stock Transfer Books.................................6
   1.12 Effect of the Merger............................................7
   1.13 Reservation of Right to Revise Transaction......................7
   1.14 Material Adverse Effect.........................................7
   1.15 Determination Date Financial Statements.........................8
ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF SELLER...................8
   2.1  Organization and Authority......................................8
   2.2  Subsidiaries....................................................9
   2.3  Capitalization..................................................9

   2.4  Authorization..................................................11
   2.5  Seller Financial Statements....................................12
   2.6  Seller Reports.................................................12
   2.7  Title to and Condition of Assets...............................13
   2.8  Real Property..................................................14
   2.9  Taxes..........................................................15
   2.10 Material Adverse Effect........................................15
   2.11 Loans, Commitments and Contracts...............................15
   2.12 Absence of Defaults............................................18
   2.13 Litigation and Other Proceedings...............................19
   2.14 Directors'and Officers'Insurance...............................19
   2.15 Compliance with Laws...........................................19
   2.16 Labor..........................................................21
   2.17 Material Interests of Certain Persons..........................21
   2.18 Allowance for Loan and Lease Losses; Non-Performing Assets;
        Financial Assets...............................................21
   2.19 Employee Benefit Plans.........................................22
   2.20 Conduct of Seller to Date......................................24
   2.21 Absence of Undisclosed Liabilities.............................25
   2.22 Proxy Statement, Etc...........................................25
   2.23 Registration Obligations.......................................26
   2.24 Tax, Regulatory and Accounting Matters.........................26
   2.25 Brokers and Finders............................................26
   2.26 Investments....................................................26

   2.27 Accuracy of Information........................................26
   2.28 Year 2000 Compliance...........................................26
   2.29 Insider Loans..................................................26
   2.30 Wisconsin Takeover Statute; Rights of Dissenting Stockholders..27
   2.31 Treatment of Outstanding Options...............................27
   2.32 Opinion of Financial Advisor...................................27
   2.33 Approvals......................................................28
ARTICLE III.  REPRESENTATIONS AND WARRANTIES OF THE BUYERS.............28
   3.1  Organization and Authority.....................................28
   3.2  Authorization..................................................28
   3.3  Brokers and Finders............................................29
   3.4  Accuracy of Information........................................29
   3.5  No Violation...................................................29
   3.6  Consents and Approvals.........................................30
   3.7  Litigation.....................................................30
   3.8  Financial Statements...........................................30
   3.9  Community Reinvestment Act Compliance..........................31
   3.10 Tax, Regulatory and Accounting Matters.........................31
   3.11 Proxy Statement, Etc...........................................32
   3.12 Approvals......................................................32
ARTICLE IV.  CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME.........32
   4.1  Conduct of Businesses Prior to the Effective Time..............32
   4.2  Forbearances of Seller.........................................32

   4.3  No Solicitation................................................34
ARTICLE V.  ADDITIONAL AGREEMENTS......................................36
   5.1  Access and Information.........................................36
   5.2  Regulatory Matters.............................................37
   5.3  Proxy Statement; Special Meeting...............................37
   5.4  Current Information............................................38
   5.5  Environmental Reports..........................................38
   5.6  Expenses.......................................................39
   5.7  Miscellaneous Agreements and Consents..........................39
   5.8  Employee Agreements and Benefits...............................39
   5.9  Publicity......................................................41
   5.10  [RESERVED]....................................................41
   5.11 Tax Returns....................................................42
   5.12 Indemnification................................................42
   5.13 Seller Employees...............................................43
   5.14 Director Positions.............................................43
   5.15 Articles of Incorporation......................................43
ARTICLE VI.  CONDITIONS................................................43
   6.1  Conditions to Each Party's Obligation To Effect the Merger.....43
   6.2  Conditions to Obligations of Seller............................44
   6.3  Conditions to Obligations of the Buyers........................45
ARTICLE VII.  TERMINATION, AMENDMENT AND WAIVER........................46
   7.1  Termination....................................................46

   7.2  Effect of Termination..........................................47
   7.3  Fees and Expenses..............................................48
   7.4  Amendment......................................................48
   7.5  Waiver.........................................................49
ARTICLE VIII.  GENERAL PROVISIONS......................................49
   8.1  Non-Survival of Representations, Warranties and Agreements.....49
   8.2  Indemnification................................................49
   8.3  No Assignment; Successors and Assigns..........................49
   8.4  Interpretation and Severability................................50
   8.5  No Implied Waiver..............................................50
   8.6  Headings.......................................................50
   8.7  Entire Agreement...............................................50
   8.8  Counterparts...................................................50
   8.9  Notices........................................................50
   8.10 Governing Law..................................................51
   8.11 Knowledge......................................................51

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of February 16, 1999 by and among Bremer Financial Corporation, a Minnesota corporation ("BFC"), Bremer Acquisition Corporation, a Wisconsin corporation ("Merger Sub" and, collectively, with BFC, the "Buyers"), and Northwest Equity Corp., a Wisconsin corporation ("Seller").

WHEREAS, Merger Sub is a wholly-owned subsidiary of BFC, and BFC is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA");

WHEREAS, Seller is registered as a bank holding company under the BHCA;

WHEREAS, the respective Boards of Directors of Seller, Merger Sub and BFC all have approved the merger (the "Merger") of Merger Sub with and into Seller pursuant to the terms and subject to the conditions contained in this Agreement;

WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of inducement to each of BFC's and Merger Sub's willingness to enter into this Agreement, certain stockholders of Seller have entered into Voting Agreements with BFC dated as of the date of this Agreement in the form attached hereto as Exhibit A (the "Voting Agreements") pursuant to which such stockholders have agreed, among other things, to vote all voting securities of Seller beneficially owned by them in favor of approval and adoption of the Agreement and the Merger; and

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition of inducement to each of BFC's and Merger Sub's willingness to enter into this Agreement, certain employees of Seller and/or Northwest Savings Bank have entered into the Amendment Agreement in the form attached hereto as Exhibit B (the "Amendment Agreements") pursuant to which such employees have agreed, among other things, to amend the terms and conditions of those certain Employment Agreements entered into by them and Northwest Savings Bank;

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

1.1 The Merger. Subject to the terms and conditions of this Agreement, Merger Sub shall be merged with and into Seller in accordance with the applicable provisions of the Wisconsin Business Corporation Law (the "WBCL"), and the separate corporate existence of the Merger Sub shall cease. Seller shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Wisconsin.

1.2 Closing. The closing (the "Closing") of the Merger, unless the parties hereto shall otherwise mutually agree, shall take place at the offices of Winthrop & Weinstine, P.A., 30 East Seventh Street, Suite 3200 in St. Paul, Minnesota, at 10:00 a.m., local time, on the date that the Effective Time (as defined in Section 1.3) occurs (the "Closing Date").

1.3 Effective Time. The consummation of the Merger shall be effected as promptly as practicable after the satisfaction or waiver of the conditions set forth in Article VI of this Agreement. The Merger shall become effective on the date and time specified in Articles of Merger to be filed with the Wisconsin Department of Financial Institutions ("WDFI"). The date and time at which the Merger shall become effective is referred to in this Agreement as the "Effective Time." Unless otherwise mutually agreed in writing by Buyers and Seller, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as Buyers shall notify Seller in writing (such notice to be at least five business days in advance of the Effective Time). On the Closing Date, the parties hereto will cause the Merger to be consummated by delivering to the WDFI, for filing, Articles of Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of WBCL.

1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to
(a)  vest,  perfect  or  confirm,  of  record  or  otherwise,  in the  Surviving
Corporation its right, title or interest in, to or under any of the rights, properties or assets of Seller or Merger Sub, or (b) otherwise carry out the purposes of this Agreement, Seller and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Seller or otherwise to take any and all such action.

1.5 Articles of Incorporation and By-Laws. The Articles of Incorporation and By-Laws of Seller in effect immediately prior to the Effective Time shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Merger, unless otherwise repealed or amended.

1.6 Board of Directors and Officers. At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the directors and officers, respectively, of the Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with the Surviving Corporation's By-Laws and applicable law.

1.7 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of the Buyers, Seller or the holder of any of the following securities:

         (a) Each share of the common stock, $1.00 per share par value, of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation; and

         (b) Subject to Section 1.10, each share of common stock, $1.00 par value, of Seller ("Seller Common Stock") issued and outstanding immediately prior to the Effective Time, other than Dissenting Shares, if any (as defined in Section 1.10 hereof), shall cease to be outstanding, and shall be converted into and become the right to receive cash in the amount of $24.00 per share (the "Merger Per Share Consideration") in the manner and form, and on the terms and conditions, set forth in this Agreement. All such shares of Seller Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares shall thereafter represent the right to receive cash at the rate of the Merger Per Share Consideration. Each share of Seller Common Stock held in the treasury of Seller or owned by Seller or any Seller Subsidiary (as hereinafter defined) for its own account (other than shares of Seller Common Stock held directly or indirectly in trust accounts, managed accounts, and the like, or otherwise held in a fiduciary capacity beneficially owned by third parties) immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto. (c) At the Closing and prior to the Effective Time, BFC shall deliver to BFC's duly appointed exchange agent (the "Exchange Agent"), by a single wire transfer of immediately available funds, to an account in the United States of America designated by the Exchange Agent, an amount (the "Payment Fund") equal to the product of the Merger Per Share Consideration and the total number of shares of Seller Common Stock outstanding as of the Closing Date.

1.8      Surrender of Certificates; Payment Procedures.

         (a) As soon as practicable following the Effective Time, and in no event later than five (5) business days after the Effective Time, BFC shall mail or cause to be mailed to holders of record of certificates formerly representing Seller Common Stock (the "Certificates"), as identified on the Seller Stockholder List (as provided pursuant to Section 1.11(b) hereof), letters advising them of the effectiveness of the Merger and instructing them to tender such Certificates to the Exchange Agent, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

         (b) Subject to Section 1.10, after the Effective Time, each holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate, will be entitled to the Merger Per Share
         Consideration into which the Certificate so surrendered shall have been converted pursuant to this Agreement. The Merger Per Share

         Consideration shall be delivered by the Exchange Agent to each such holder as promptly as practicable after such surrender.

         (c) Each outstanding Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Merger Per Share Consideration into which the Seller Common Stock previously represented by such Certificate shall have been converted pursuant to this Agreement, and until the holder of a Certificate surrenders such Certificate (or the Required Documentation) together with an executed letter of transmittal as required pursuant to Section 1.8(b), the holder of any such Certificate shall not receive the Merger Per Share Consideration. No interest shall accrue or be payable with respect to any amounts which any holder of Seller Common Stock or "Options" (as defined in Section 1.9(a)) shall be entitled to receive pursuant to this Agreement.

         (d) After the Effective Time, holders of Certificates shall cease to have rights with respect to the Seller Common Stock previously represented by such Certificates, and their sole rights shall be to exchange such certificates for the Merger Per Share Consideration to which the shareholder may be entitled pursuant to the provisions of
         Section  1.7  hereof.  After  the  closing  of the  transfer  books as described in Section 1.11 hereof, there shall be no further transfer of Certificates on the records of Seller, and if such Certificates are presented to Seller for transfer, they shall be canceled against delivery of the Merger Per Share Consideration. Neither Buyers nor the Exchange Agent shall be obligated to deliver the Merger Per Share Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein together with the executed letter of transmittal required pursuant to Section
         1.8(b). Neither BFC, the Exchange Agent nor any party to this Agreement nor any affiliate thereof shall be liable to any holder of Seller Common Stock represented by any Certificate for any Merger Per Share Consideration payable in the Merger that is paid to a public official pursuant to applicable abandoned property, escheat or similar laws.

         (e) Any portion of the Payment Fund which remains undistributed to the shareholders of the Seller six (6) months after the Effective Time shall be returned, at BFC's request, by the Exchange Agent to BFC, and thereafter BFC shall act as Exchange Agent subject to the rights of holders of unsurrendered Certificates under this Article I and subject to applicable law.

         (f) BFC shall be entitled to deduct and withhold from the Merger Per Share Consideration otherwise payable pursuant to this Agreement to any holder of Seller Common Stock such amounts as BFC is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended ("Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by BFC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Seller Common Stock in respect of which such deduction and withholding was made by BFC.

1.9      Seller  Options.

         (a)     Immediately   before  the  Closing,   each   unexpired  and
         unexercised outstanding option, whether or not then vested or exercisable in accordance with its terms, to purchase shares of Seller Common Stock ("Option") previously granted by Seller under Seller's Amended Northwest Equity Corp. 1995 Stock Option Plan (the "Seller Stock Option Plan") will become exercisable in full. At or prior to Closing, and before the Effective Time, the Seller or the Exchange Agent shall pay to each holder of an Option in cancellation thereof an amount (subject to applicable income tax withholding and employer taxes)  equal  to  the  excess,  if  any,  of  the  Merger  Per  Share
         Consideration over the per share exercise price of such Option, multiplied by the number of shares of Seller Common Stock subject to such Option (the "Option Settlement Amount"). The Option Settlement Amount shall be paid by the Seller or the Exchange Agent to each holder of an Option in cash at Closing and before the Effective Time. From and after the Effective Time, any and all Options shall represent only the right of the holders of such Options to receive payment of the Option Settlement Amount upon the surrender thereof. The acceptance of the Option Settlement Amount in cancellation of an Option shall constitute a release of any and all rights the holder had or may have in respect of such Option. All agreements, plans, programs or arrangements of Seller and the Seller Subsidiaries, including, without limitation, the Seller Stock Option Plan, that provide for the issuance or grant of Options or any other interest with respect to the capital stock of Seller or capital stock of or other ownership interest in any Seller Subsidiary shall terminate as of the Effective Time. Seller shall take any and all actions necessary to ensure that, following the Effective Time, no participant in any agreement, plan, program or arrangement of Seller, including, without limitation, the Seller Stock Option Plan, shall have any right thereunder to acquire equity securities or other ownership interests of Seller, the Surviving Corporation or any Subsidiary thereof and to terminate all such plans.

         (b) At least two (2) business days prior to the Closing, Seller shall deliver to the Exchange Agent, by a single wire transfer of immediately available funds, to an account in the United States of America designated by the Exchange Agent, an amount equal to the Option Settlement Amount for all holders of options who have signed a Voting Agreement or have otherwise agreed to accept the Option Settlement Amount as provided in Section 5.10 of this Agreement.

1.10     Dissenting Shares.

         (a) "Dissenting Shares" means any shares of Seller Common Stock owned by any holder who becomes entitled to payment of the fair value of such shares under Sections 180.1301 through 180.1331 of the WBCL (inclusive). Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the WBCL; provided, however, that if, in accordance with the WBCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Dissenting Shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Per Share Consideration.

         (b) Seller shall give to BFC (i) prompt notice of any written objections to the Merger and/or any written demands for the payment of the fair value of any shares of Seller Common Stock, withdrawals of such demands, and any other documents or instruments served pursuant to Sections 180.1301 through 180.1331 of the WBCL (inclusive) received by Seller, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the WBCL. Seller shall not voluntarily make any payment with respect to demands for payment of fair value and shall not, except with the prior consent of BFC, settle or offer to settle any such demands.

1.11     Closing of Stock Transfer Books.

         (a) The stock transfer books of Seller shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Seller Common Stock that is not registered in the transfer records prior to the closing of such record books, the Merger Per Share Consideration issuable or payable with respect to such Seller Common Stock may be delivered to the transferee, if the Certificate or Certificates representing such Seller Common Stock is presented to BFC accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

         (b) At the Effective Time, Seller shall provide Buyers with a complete and verified list of registered holders of Seller Common Stock based upon its stock transfer books or corporate records as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Seller Stockholder List"). Buyers shall be entitled to rely upon the Seller Stockholder List to establish the identity of those persons entitled to receive the Merger Per Share Consideration, which list shall be conclusive with respect thereto. If there is a dispute with respect to ownership of stock represented by any Certificate, Buyers shall be entitled to deposit any Merger Per Share Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

1.12     Effect of the Merger.

         (a) At the Effective Time, the effect of the Merger shall be as provided in the WBCL, including the effects described in Sections 1.12(b) and 1.12(c) of this Agreement.

         (b)     The   corporate   identity,  existence,   purposes,    powers,
         franchises, privileges, assets, properties and rights of both Seller and Merger Sub shall be merged into and continued in the Surviving Corporation, and the Surviving Corporation shall be fully vested therewith. Separate existence of Merger Sub, except insofar as specifically provided by law, shall cease at the Effective Time, whereupon Merger Sub and the Surviving Corporation shall be and become one single corporation.

         (c) At the Effective Time, the Surviving Corporation shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, assets, properties, powers and franchises, both of a public and private nature, and be subject to all the restrictions, disabilities and duties of Seller and Merger Sub, and all the rights, privileges, assets, properties, powers and franchises of Seller or Merger Sub and all property, real, personal and mixed, tangible or intangible, and all debts due to Seller or Merger Sub on whatever account, shall be vested in the Surviving Corporation; and all rights, privileges, assets, properties, powers and franchises, and all and every other interest shall be thereafter as effectively the property of the Surviving Corporation as they were of Seller or Merger Sub; and the title to or any interest in any real estate vested by deed or otherwise in Seller or Merger Sub shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and liens upon any property of either Seller or Merger Sub shall be preserved and unimpaired, and all debts, liabilities and duties of Seller or Merger Sub shall thenceforth attach to the Surviving Corporation and may be enforced against the Surviving Corporation to the same extent as if said debts, liabilities and duties have been incurred, or contracted by, the Surviving Corporation.

1.13 Reservation of Right to Revise Transaction. Buyers may at any time (change the method of effecting the acquisition of Seller by Buyers including, without limitation, the provisions of this Article I) if and to the extent Buyers deem such change to be desirable, including, without limitation, to provide for (i) a merger of Seller with and into Merger Sub, in which Merger Sub is the surviving corporation, or (ii) a merger of Seller directly into BFC, in which BFC is the surviving corporation; provided, however, that no such change shall (A) alter or change the amount or kind of the Merger Per Share Consideration to be received by the holders of Seller Common Stock, (B) materially impede or delay receipt of any approvals referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement, or (C) alter the tax treatment of the consideration to be received in the Merger by holders of the Seller Common Stock.

1.14 Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" with respect to an entity means any condition, event, change or occurrence that has or may reasonably be expected to have a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its "Subsidiaries" (as such term is defined in Section 2.2(a)), taken as a whole as reflected in the "Seller Financial Statements" (as such term is defined in Section 2.5(b)) with respect to the Seller, and as reflected in the "Buyer Financial Statements" (as such term is defined in Section 3.8(a)) with respect to the Buyer; it being understood that a Material Adverse Effect shall not include: (i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; or (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates.

1.15     Determination  Date  Financial  Statements.   For  purposes  of  this
Agreement, the Determination Date shall be the last day of the calendar month prior to the Closing Date, unless the Closing Date occurs on or before the 20th day of any month, in which case the Determination Date will be the last day of the calendar month prior to the most recent month end prior to the Closing Date. For example, if the Closing Date occurs on May 1, 1999, the Determination Date would be March 31, 1999. The Seller shall prepare and deliver consolidated financial statements of the Seller (including, without limitation, a balance sheet and income statement of the Seller) as of the Determination Date that have been reviewed by the Seller's regularly employed accountants in accordance with the requirements for a review contained in the Statements on Standards for Accounting and Review Services of the American Institute of Certified Public Accountants (the "Determination Date Financial Statements"). The Determination Date Financial Statements shall be prepared in accordance with generally accepted accounting principles and consistent with past practices. A copy of the Determination Date Financial Statements shall be provided to BFC as soon as available and in no event less than five (5) days prior to the Closing Date. Any disputes regarding the Determination Date Financial Statements shall be submitted to an independent accounting firm mutually agreeable to BFC and the Seller for a binding resolution. The cost of retaining the independent accounting firm shall be borne 50 percent by Buyers and 50 percent by the Seller.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

In connection with and as inducement to Buyers to enter into and be bound by the terms of the Agreement, Seller hereby represents and warrants to the Buyers as follows:

2.1 Organization and Authority. Seller is a corporation duly organized, validly existing and in good standing (meaning that it has filed its most recent requested annual report and has not filed articles of dissolution, and that all of its franchise taxes due and owing have been paid) under the laws of the State of Wisconsin, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure of Seller to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries (as defined in Section 2.2(a)), taken as a whole, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Seller is a registered bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of

Incorporation and By-Laws of Seller as in effect on the date of this Agreement have been provided to BFC prior to the date hereof.

2.2      Subsidiaries.

         (a) Schedule 2.2 sets forth a complete and correct list of all of Seller's "Subsidiaries" (as defined in Section 225.2(o) of Regulation Y promulgated by the Federal Reserve Board; each a "Seller Subsidiary" and, collectively, the "Seller Subsidiaries"), and all outstanding Equity Securities (as defined in Section 2.3) of each Seller Subsidiary, all of which are owned directly or indirectly by Seller. Except as disclosed in Schedule 2.2, all of the outstanding shares of capital stock of the Seller Subsidiaries owned directly or indirectly by Seller are validly issued, fully paid and nonassessable (subject to a limitation with respect to common stock of the Seller Subsidiaries which are Wisconsin corporations contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for the corporation for up to six months in any one case, but not in an amount greater than the consideration paid for each such share) and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien" and, collectively, "Liens") with respect thereto. Each of the Seller Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Seller Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it so to be qualified, except where the failure to so qualify would not have a Material Adverse Effect on Seller and the Seller Subsidiaries. Except as set forth in Schedule 2.2, neither Seller nor any Seller Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities (as defined in Section 2.3) or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Seller Subsidiaries in Schedule 2.2 hereof. True and correct copies of the Articles of Incorporation or Certificate of Incorporation and Bylaws for each of the Seller Subsidiaries as in effect as of the date of this Agreement have been provided to BFC prior to the date hereof.

         (b) Northwest Savings Bank, a Seller Subsidiary, is a stock savings bank duly organized and validly existing under the laws of the State of Wisconsin.

2.3 Capitalization. As of the date of this Agreement, the authorized capital stock of Seller consists of (i) 4,000,000 shares of Seller Common Stock, of which 1,032,517 shares are issued and 825,301 shares are outstanding, with 207,216 shares of Seller Common Stock held in treasury, and (ii) 2,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued or outstanding. As of the date of this Agreement, the issued and outstanding shares of Seller Common Stock include 100,071 shares held by the Northwest Savings Bank Employee Stock Ownership Plan ("ESOP") and 41,300 shares issued under the Northwest Equity Corp. Incentive Plan ("Incentive Plan"). As of the date of this Agreement, Seller had reserved no shares of Seller Common Stock for issuance under the Seller Stock Option Plan, pursuant to which Options covering 100,980 shares of Seller Common Stock were outstanding. As of the date of this Agreement, the Seller Stock Option Plan, the agreements evidencing Options granted thereunder, and the ESOP are the only plans, agreements, programs or arrangements of Seller and Seller Subsidiaries that provide for the issuance or grant of Options, warrants or any other rights to acquire capital stock of the Seller or capital stock of a Seller Subsidiary. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. Except as set forth above, the Seller has no other class of stock and there are no other Equity Securities of Seller outstanding. All of the issued and outstanding shares of Seller Common Stock are validly issued, fully paid and nonassessable (subject to a limitation with respect to Seller Common Stock contained in Section 180.0622(2)(b) of the WBCL, as judicially interpreted, which provides that shareholders of Wisconsin corporations may be personally liable for all debts owing to employees of the corporation for services performed for the corporation for up to six months in any one case, but not in an amount greater than the consideration paid for each such share) and have not been issued in violation of any preemptive right of any stockholder of Seller.

 2.4     Authorization.

         (a) Seller has the corporate power and authority to enter into this Agreement and, subject to the approval of this Agreement by the stockholders of Seller and the "Regulatory Authorities" and "Additional Regulatory Authorities" (as such terms are defined in Section 2.6), to carry out its obligations hereunder. The only stockholder vote required for Seller to approve this Agreement is the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at a meeting of Seller's stockholders called for such purpose or any adjournment thereof ("Special Meeting"). The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the Board of Directors of Seller. Subject to the approval of Seller's stockholders and subject to the receipt of such approvals of the Regulatory Authorities and Additional Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws now or hereafter in effect relating to the enforcement of creditors' remedies generally and except to the extent equitable principles may limit the right to specific performance or other equitable remedies, and (ii) considerations of public policy may affect the enforceability of the indemnification provisions thereof.

         (b)     Except  as  disclosed  on  Schedule   2.4(b),   neither  the
         execution, delivery nor performance by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the provisions hereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Seller or any of the Seller Subsidiaries under any of the terms, conditions or provisions of (x) Seller's or any of Seller Subsidiaries' Articles of Incorporation, charter or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of the Seller Subsidiaries is a party or by which it may be bound, or to which Seller or any of the Seller Subsidiaries or any of the properties or assets of Seller or any of the Seller Subsidiaries may be subject, other than those as to which any such violation, conflict, breach, event, termination, acceleration or creation would not have or be reasonably likely to have a Material Adverse Effect on Seller or (ii) subject to compliance with the statutes and regulations referred to in
         Section 2.4(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Seller or any of the Seller Subsidiaries or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or liens which would not have or be reasonably likely to have a Material Adverse Effect on Seller.

         (c) Other than in connection or in compliance with the provisions of the WBCL or the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934 and the rules and regulations thereunder (collectively, the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, or any required approvals of the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC") or other governmental agencies or governing boards having regulatory authority over Seller or any Seller Subsidiary, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, banking authority or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Seller or any of the Seller Subsidiaries in connection with the execution or delivery of this Agreement or the consummation by Seller of the transactions contemplated by this Agreement.

 2.5     Seller Financial Statements.

         (a) Attached hereto as Schedule 2.5(a) are copies of the following documents filed by the Seller with the Securities and Exchange Commission ("SEC"): (i) Seller's Annual Report on Form 10-KSB for the fiscal years ended March 31, 1997 and 1998; (ii) Seller's Quarterly Reports on Form 10-QSB for the quarters ended June 30, 1998, September 30, 1998 and December 31, 1998; (iii) any of Seller's Current Reports on Form 8-K filed with the SEC since March 31, 1998;
         (iv) Seller's Annual Report to Shareholders for its fiscal year ending March 31, 1998; (v) Seller's proxy statements and any related proxy materials delivered to Seller's shareholders in connection with any shareholders' meetings held after March 31, 1998; and (vi) any amendments or supplements to such documents and reports.

         (b)     The   financial   statements   contained  in  the  documents
         referenced in Schedule 2.5(a) and the Determination Date Financial Statements are referred to collectively as the "Seller Financial Statements." Except as referenced in Schedule 2.5(b), the Seller Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, and present fairly the consolidated financial position of Seller and the Seller Subsidiaries, taken as a whole, at the dates thereof and the consolidated results of operations, changes in stockholders' equity and cash flows, as applicable, of Seller and the Seller Subsidiaries for the periods stated therein.

         c) Except as referenced in Schedule 2.5(b), Seller and the Seller Subsidiaries each has prepared, kept and maintained through the date hereof financial books and records maintained in all material respects in accordance with GAAP and all other applicable accounting requirements and which fairly reflect their respective financial conditions, results of operations, changes in stockholders' equity and cash flows.

2.6 Seller Reports. Since August 5, 1994, each of Seller and the Seller Subsidiaries has timely filed any and all reports, registrations and statements, together with any required amendments thereto, that it was required to file with

(i) the SEC, including, but not limited to, Forms 10-KSB, Forms 10-QSB and Forms 8-K, (ii) the Federal Reserve Board, (iii) the FDIC; and (iv) the WDFI (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory
Authority"). Seller and Seller Subsidiaries have filed all material reports, registrations and statements, together with any required amendments thereto, with any and all federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof having jurisdiction over the affairs of it (collectively, the "Additional Regulatory Authorities" and, individually, the "Additional Regulatory Authority"). All such reports and statements filed with any Regulatory Authority or Additional Regulatory Authority are collectively referred to herein as the "Seller Reports." As of each of their respective dates, the Seller Reports complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority or Additional Regulatory Authority. With respect to Seller Reports filed with the Regulatory Authorities or Additional Regulatory Authorities, there is no unresolved violation, criticism or exception by any Regulatory Authority or Additional Regulatory Authority with respect to any report or statement filed by, or any examinations of, Seller or any of the Seller Subsidiaries.

2.7      Title to and Condition of Assets.

         (a) Except as set forth in Schedule 2.7(a), and except as may be reflected in the Seller Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.8 hereof), Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Seller Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Lien, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Seller Financial Statements, and (iii) pledges to secure deposits and other Liens incurred in the ordinary course of business.

         (b)     Except  as  set  forth  in  Schedule  2.7(b),   no  material
         properties or assets that are reflected as owned by Seller or any of the Seller Subsidiaries in the Seller Financial Statements as of September 30, 1998 have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

         (c) Except as set forth in Schedule 2.7(c), all furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Seller or the Seller Subsidiaries, including any such items leased as a lessee (taken as a whole as to each of the foregoing with no single item deemed to be of material importance) are in good working order and free of known defects, subject only to normal wear and tear. The operation by Seller or the Seller Subsidiaries of such properties and assets is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

 2.8       Real Property.

          (a) A list of each parcel of real property owned by Seller or any of the Seller Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Seller or a Seller Subsidiary for disposition as required by law) is set forth in Schedule 2.8(a) under the heading "Owned Real Property" (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by Seller or any of the Seller Subsidiaries is also set forth in Schedule 2.8(a) under the heading "Leased Real Property" (such real property being herein referred to as the "Leased Real Property"). Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

          (b) There is no pending action involving Seller or any of the Seller Subsidiaries as to the title of or the right to use any of the Real Property.

          (c) Except as disclosed on Schedule 2.8(c), neither Seller nor any of the Seller Subsidiaries has any interest in any real property other than as described above in Section 2.8(a) except interests as a mortgagee, any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law and property held by any Seller Subsidiary in its capacity as trustee.

          (d) To the best knowledge of Seller, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line, and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

          (e) None of the buildings, structures or improvements located on the Owned Real Property is the subject of any official complaint or notice by any governmental authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the best knowledge of Seller, threatened, with respect to any such building, structure or improvement. The Owned Real Property is in generally good condition for its intended purpose, ordinary wear and tear excepted, and has been maintained in accordance with reasonable and prudent business practices applicable to like facilities.

          (f) Except as may be reflected in the Seller Financial Statements or with respect to such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of Owned Real Property, Seller and the Seller Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties or will have maintained insurance in sufficient amounts against any such defect in title.

          (g) Neither Seller nor any of the Seller Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance (as such term is hereinafter defined), except for Toxic Substances of the types and in the quantities typically associated with Seller's or Seller Subsidiaries' businesses and in accordance in all material respects with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup. Neither Seller nor any Seller Subsidiary has knowledge of any underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

2.9 Taxes. Seller and each Seller Subsidiary have timely filed or will timely file (including extensions) all tax returns required to be filed at or prior to the Closing Date ("Seller Returns"). Each of Seller and the Seller Subsidiaries has paid, or set up adequate reserves on the Seller Financial Statements for the payment of, all taxes required to be paid in respect of the periods covered by such Seller Returns and has set up adequate reserves on the most recent Seller Financial Statements for the payment of all taxes anticipated to be payable in respect of all periods up to and including the latest period covered by such Seller Financial Statements. Neither Seller nor any Seller Subsidiary has or, to the best knowledge of Seller, will have any material liability for any such taxes in excess of the amounts so paid or reserves so established, and no material deficiencies for any tax, assessment or governmental charge has been proposed, asserted or assessed in writing (tentatively or definitely) against Seller or any of the Seller Subsidiaries which have not been settled or would not be covered by existing reserves. Except as set forth in Schedule 2.9, neither Seller nor any of the Seller Subsidiaries is delinquent in the payment of any tax, assessment or governmental charge, nor has it requested any extension of time within which to file any tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. Except as set forth on Schedule 2.9, no federal or state income tax return of Seller or any Seller Subsidiaries has been audited by the Internal Revenue Service (the "IRS") or any state tax authority for the seven most recent full fiscal years of Seller. Except as set forth on Schedule 2.9, there is no deficiency or refund litigation or, to the best knowledge of Seller, matter in controversy with respect to Seller Returns. Except as set forth on Schedule 2.9 hereof, neither Seller nor any of the Seller Subsidiaries has extended or waived any statute of limitations on the assessment of any tax due that is currently in effect.

2.10 Material Adverse Effect. Since September 30, 1998, there has been no Material Adverse Effect on Seller.

2.11      Loans,  Commitments Contracts.

          (a)     Schedule  2.11(a) contains a complete and accurate listing of
          (i) all contracts entered into with respect to deposits and repurchase agreements of $1,000,000 or more, by account, as of September 30, 1998, (ii) all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Seller or any of the Seller Subsidiaries in excess of $250,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, as of January 26, 1999, and (iii) all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity or related group of entities in excess of $250,000 to which Seller or any of the Seller Subsidiaries is a party or by which it is bound, by account, as of December 30, 1998. The Seller hereby represents that during the period from January 26, 1999 to and including the date of this
          Agreement, there have been no extensions of credit of the type described in Section 2.11(a)(ii), and that during the period from December 31, 1998 to and including the date of this Agreement, there have been no commitments of the type described in Section 2.11(a)(iii). After the date of this Agreement, the Seller shall promptly inform Buyers of any extensions of credit described in
          Section 2.11(a)(ii) or commitments described in Section 2.11(a)(iii) that arise or are entered into or that have arisen or been entered into after January 26, 1999 and December 31, 1998, respectively.

          (b) Except for the contracts and agreements required to be listed on Schedule 2.11(a) and the loans required to be listed on Schedule 2.11(f), and except as otherwise listed on Schedule 2.11(b), neither Seller nor any of the Seller Subsidiaries is a party to or is bound by any:

                   (i) agreement, contract, arrangement, understandin or commitment with any labor union;

                   (ii) material franchise or license agreement, excluding software license agreements entered into in the ordinary course of business;

                   (iii) written employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                   (iv) material agreement, arrangement or commitment (A) not made in the ordinary course of business, and (B) pursuant to which Seller or any of the Seller Subsidiaries is or may become obligated to invest in or contribute to any Seller Subsidiary other than pursuant to Seller Employee Plans (as that term is defined in Section 2.19 hereof) or agreements relating to joint ventures or partnerships set forth in Schedule 2.2, true and complete copies of which have been furnished to Buyers;

                   (v)     agreement,   indenture  or  other  instrument  not
                   disclosed in the Seller Financial Statements relating to the borrowing of money by Seller or any of the Seller Subsidiaries or the guarantee by Seller or any of the Seller Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Seller or any of the Seller Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements);

                   (vi) contract containing covenants which limit the ability of Seller or any of the Seller Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Seller or any of the Seller Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Regulatory Authority or Additional Regulatory Authority);

                   (vii) contract or agreement which is a "material contract" within the meaning of Item 601(b)(10) of
                   Regulation S-K as promulgated by the SEC to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Seller Reports;

                   (viii) lease with annual rental payments aggregating $10,000 or more;

                   (ix) loans or other obligations payable or owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Seller or any of the Seller Subsidiaries in the ordinary course of business; or

                   (x)     other    agreement,    contract,    arrangement,
                   understanding  or  commitment  involving  an  obligation  by
                   Seller or any of the Seller Subsidiaries of more than $10,000 and extending beyond six months from the date hereof that cannot be canceled without cost or penalty upon notice of thirty (30) days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, Treasury, tax and loan notes, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Seller or any of the Seller Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $250,000.

          (c)      Seller  and/or  the  Seller   Subsidiaries  carry  property,
          liability, director and officer, errors and omissions, products liability and other insurance coverage as set forth in Schedule 2.11(c) under the heading "Insurance."

          (d) True, correct, and complete copies of the agreements, contracts, leases and other documents referred to in Section 2.11(b) have been included with Schedule 2.11(b) hereto. True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a) and (c) have been or shall be furnished or made available to Buyers.

          (e) Each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a), (b) and (c) is a valid, binding and enforceable obligation of the parties sought to be bound thereby, except as the enforceability thereof against the parties thereto (other than Seller or any of the Seller Subsidiaries) may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

          (f) Except as set forth on Schedule 2.11(f), as of January 31, 1999, neither the Seller nor any of the Seller Subsidiaries was a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which did not exceed $50,000, under the terms of which the obligor was, as of January 31, 1999, over ninety (90) days delinquent in payment of principal or interest or in default under any other provision. After the date of this Agreement, the Seller shall promptly deliver to Buyers, as soon as they become available, Seller's monthly scheduled items reports which shall set forth any Loans, other than Loans the unpaid principal balance of which did not exceed $50,000, under the terms of which the obligor has become, since January 31, 1999, over ninety (90) days delinquent in payment of principal or interest or in default under any other provision. Schedule 2.11(f) sets forth each of the Loans of Seller or any of the Seller Subsidiaries with an unpaid principal amount in excess of $50,000 and that as of the date of this Agreement are internally classified as (i) "Substandard," "Doubtful," "Loss" or "Classified," (ii) "Criticized," "Other Loans Especially Mentioned" or "Special Mention," or (iii) "Credit Risk Assets," "Concerned Loans," "Watch List" or words of similar import, in each case together with the unpaid principal amount of and any accrued and unpaid interest on each of such Loans and the identity of the borrower thereunder; together with the aggregate principal amount of and accrued and unpaid interest on all such Loans by category. After the date of this Agreement, the Seller shall promptly inform Buyers of any Loans that become classified since January 31, 1999 in the manner described in the previous sentence, or any Loans the classification of which is changed at any time after January 31, 1999. The Seller and its Subsidiaries have internally classified, in the manner described above, all Loans that any auditor or government examiner has criticized or classified, and the internal classification of such Loan is at least as strict as the criticism or classification thereof by the auditor or government examiner. Schedule 2.11(f) also sets forth, as of January 31, 1999, by account, each borrower, customer or other party which has notified Seller or any of the Seller Subsidiaries during the past twelve months of, or has asserted against Seller or any of the Seller Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the best knowledge of Seller, each borrower, customer or other party which has given Seller or any of the Seller Subsidiaries any oral notification of, or orally asserted to or against Seller or any of the Seller Subsidiaries, any such claim. After the date of this Agreement, the Seller shall promptly inform Buyers of any lender liability or similar claim made or asserted in writing of the type described in the immediately preceding sentence that has arisen since January 31, 1999.

2.12 Absence of Defaults. Neither Seller nor any of the Seller Subsidiaries is in violation of its charter documents or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except in all cases where such default would not have a Material Adverse Effect on Seller.

2.13 Litigation and Other Proceedings. Except as set forth on Schedule 2.13 or otherwise disclosed in the Seller Financial Statements, neither Seller nor any of the Seller Subsidiaries is a party to any pending or, to the best knowledge of Seller, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree including, without limitation, any such claim, action, suit, investigation or proceeding involving any state or federal bank regulatory agency, whether of a formal or informal nature. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the best knowledge of Seller, threatened against Seller or any of the Seller Subsidiaries or any of their respective officers or directors by any stockholder of Seller or any of the Seller
Subsidiaries (or any former stockholder of Seller or any of the Seller Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, and the regulations promulgated thereunder ("CRA"), the Bank Secrecy Act, the fair lending laws or any other similar laws.

2.14 Directors' and Officers' Insurance. Each of Seller and the Seller Subsidiaries has taken or will take all requisite action (including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Seller.

2.15      Compliance with Laws

          (a) Seller and each of the Seller Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities and Additional Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses in all material respects as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best knowledge of Seller, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current; in each case except for permits, licenses, authorizations, orders, approvals, filings, applications and registrations the failure to have (or have made) would not have a Material Adverse Effect on Seller and the Seller Subsidiaries.

          (b) (i) Each of Seller and the Seller Subsidiaries has complied in all material respects with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Seller or any Seller Subsidiary that is a savings bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and
          (ii) neither Seller nor any of the Seller Subsidiaries is in material default under, and no event has occurred which, with the lapse of time or notice or both, could result in the material default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority, Additional Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity.

          (c) Except as set forth on Schedule 2.15(c), neither Seller nor any of the Seller Subsidiaries is subject to or, to the best knowledge of Seller, reasonably likely to incur a liability as a result of its ownership, operation, or use of any Property (as defined below) of Seller (whether directly or as a consequence of such Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Seller or any of the Seller Subsidiaries) (A) that is contaminated by or contains any Toxic Substance (as defined in
          Section 2.8(g)), including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Property or in the construction of structures thereon. "Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Seller or any of the Seller Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Seller or any of the Seller Subsidiaries has an interest and property held by Seller or any of the Seller Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the best knowledge of Seller, threatened, and no claim has been asserted against Seller or any of the Seller Subsidiaries relating to Property of Seller or any of the Seller
          Subsidiaries before any court or other Regulatory Authority or Additional Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Seller or any of the Seller Subsidiaries with respect to the same.

          (d) Neither Seller nor any of the Seller Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority or Additional Regulatory
          Authority (i) asserting that the Seller or any of the Seller Subsidiaries or any Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority or Additional Regulatory Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization, including, without limitation, such company's status as an insured depository institution under the Federal Deposit Insurance Act, as amended (the "FDI Act"), or (iii) requiring or threatening to require Seller or any of the Seller Subsidiaries, or indicating that Seller or any of the Seller Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Seller or any of the Seller Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

          (e) Neither Seller nor any of the Seller Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

2.16 Labor. No work stoppage involving Seller or any of the Seller Subsidiaries is pending or, to the best knowledge of Seller, threatened. Except as set forth on Schedule 2.16, neither Seller nor any of the Seller Subsidiaries is involved in, or, to the best knowledge of Seller, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding that reasonably could be expected to have a Material Adverse Effect on the Seller. None of the employees of Seller or the Seller Subsidiaries is represented by any labor union or any collective bargaining organization.

2.17 Material Interests of Certain Persons. Except as set forth in Seller's Annual Report on Form 10-K for the fiscal year ended March 31, 1998 and/or in its proxy statement and other proxy solicitation materials for Seller's annual stockholders' meeting held in fiscal 1999, and except as set forth in Schedule 2.17, no officer or director of Seller or any of the Seller Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Seller or any of the Seller Subsidiaries, which in the case of Seller and each of the Seller Subsidiaries would be required to be disclosed by Item 404 of Regulation S-K promulgated by the SEC.

2.18      Allowance for Loan and Lease Losses; Non-Performing Assets;  Financial
          Assets.

          (a) Except as set forth on Schedule 2.18(a), all of the accounts, notes and other receivables that are reflected in the Seller Financial Statements as of September 30, 1998, were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for possible loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Seller Financial Statements, and the collection experience of Seller and the Seller Subsidiaries since September 30, 1998 to the date hereof has not deviated in any material and adverse manner from the credit and collection experience of Seller and the Seller Subsidiaries, taken as a whole, for the six months ended September 30, 1998.

          (b) The allowances for loan losses contained in the Seller Financial Statements were established in accordance with the past practices and experiences of Seller and the Seller Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Seller and the Seller Subsidiaries as of the Determination Date will be adequate under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for possible losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

          (c) Schedule 2.18(c) sets forth as of the date of this Agreement all assets classified by Seller as real estate acquired through foreclosure or repossession, including foreclosed assets.

          (d) As of September 30, 1998, the aggregate amount of all Non-Performing Assets (as defined below) on the books of Seller and the Seller Subsidiaries did not exceed 1.71% of total assets. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Seller as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

          (e) All loans receivable (including discounts) and accrued interest entered on the books of Seller and the Seller Subsidiaries, to the extent unpaid on the Closing Date, arose out of bona fide arm's-length transactions, were made for good and valuable consideration in the ordinary course of Seller's or the appropriate Seller Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the best knowledge of Seller, the loans, discounts and the accrued interest reflected on the books of Seller and the Seller Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. All such loans are owned by Seller or the appropriate Seller Subsidiary free and clear of any liens, restrictions or encumbrances.

          (f) The notes and other evidences of indebtedness evidencing the loans described in Section 2.18(e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Seller and each of the Seller Subsidiaries has good and valid title to the investment securities shown on the Seller Financial Statements. A complete and accurate list of such investment securities as of September 30, 1998 is attached as Schedule 2.18(f).

2.19      Employee Benefit Plans.

          (a) Schedule 2.19(a) lists all pension, retirement, supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by the Seller or any of the Seller Subsidiaries as of the date hereof in respect of any of the present or former directors, officers, or other employees of and/or consultants to the Seller or any of the Seller Subsidiaries (collectively "Seller Employee Plans"). The Sellers have furnished the Buyers with the following documents with respect to each Seller Employee Plan: (i) a true and complete copy of all written documents comprising such Seller Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Seller Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable;
                    (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any. The Incentive Plan was terminated effective as of October 10, 1998, and there are no further rights, obligations, or liabilities that exist or will exist under the Incentive Plan.

          (b) All Seller Employee Plans have been maintained and operated in all material respects in accordance with their terms and are in all material respects in compliance with the requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code. All contributions required to be made to the Seller Employee Plans have been made or reserved.

          (c) With respect to each of the Seller Employee Plans which is a "pension plan" (as that term is defined in Section 3(2) of ERISA) (the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS, and the Seller has no knowledge of any circumstances that might result in the revocation of any such qualification, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) the Seller has no knowledge of and has not engaged in any "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or the Seller or any of the Seller Subsidiaries, to any material tax or penalty;
                    (iv) no defined benefit Pension Plan or any trust created thereunder has been terminated, nor has there been any notice of any "reportable event" (as that term is defined in Section 4043 of ERISA) that has been required to be filed with respect to any Pension Plan during the three (3) years preceding the date of this Agreement; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
                    Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan," as that term is defined in
                    Section 3(37) of ERISA.

          (d) Except as disclosed in Schedule 2.19(d) or as reflected on the Seller Financial Statements or the notes thereto, neither the Seller nor any of the Seller Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

          (e) Neither the Seller nor any of the Seller Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

          (f)       Except  as  disclosed  in  Schedule  2.19(f),   neither  the
                    execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of the Seller or any of the Seller Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Seller Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit. The Seller shall use its best efforts to insure that no amounts paid or payable by the Seller, the Seller Subsidiaries or Buyers to or with respect to any employee or former employee of the Seller or any of the Seller Subsidiaries will, taken by itself, fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

          (g) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action and do not and will not (i) violate the terms of any of the Seller's Pension Plans; (ii) violate any provision of ERISA or the Code including, but not limited to, Code Section 409(e);
                    (iii) constitute a "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, for which there is no exemption available to Seller; or (iv) cause any Pension Plan to cease to be "qualified" within the meaning of Section 401(a) of the Code.

2.20 Conduct of Seller to Date. Except as set forth in Schedule 2.20, from and after September 30, 1998 through the date of this Agreement: (i) Seller and the Seller Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) neither Seller nor any of the Seller Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Seller or the Seller Subsidiaries; (iii) Seller has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Seller has not declared, set aside or paid any dividend (other than its regular quarterly dividends) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Seller nor any of the Seller Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Seller nor any of the Seller Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Seller nor any of the Seller Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Seller nor any of the Seller Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except in accordance with existing policy, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Seller Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Seller nor any Seller Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority or Additional Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Seller nor any of the Seller Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Seller and the Seller Subsidiaries; and (xi) neither Seller nor any of the Seller Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement.

2.21 Absence of Undisclosed Liabilities. Except as set forth on Schedule 2.21(a), neither Seller nor any of the Seller Subsidiaries has any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Seller Financial Statements or the notes thereto in accordance with GAAP, except:

          (a) debts, liabilities or obligations reflected on the Seller Financial Statements and the notes thereto;

          (b)      operating leases reflected on Schedule 2.11(b); and

          (c) debts, liabilities or obligations incurred in the ordinary and usual course of their respective businesses, which are not for breach of contract, breach of warranty, torts, infringements or lawsuits and which do not have a Material Adverse Effect on Seller.

2.22 Proxy Statement, Etc. None of the information regarding Seller or any of the Seller Subsidiaries to be supplied by Seller for inclusion or included in
(i) the proxy statement to be mailed to Seller's stockholders in connection with the Special Meeting to be called to consider this Agreement and the Merger, as such Proxy Statement may be amended or supplemented (the "Proxy Statement"), or
(ii) any other documents to be filed with any Regulatory Authority or Additional Regulatory Authority in connection with the transactions contemplated hereby, at the respective times such documents are filed with any Regulatory Authority or Additional Regulatory Authority and, with respect to the Proxy Statement, when mailed, will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement, at the time of the Special Meeting of Seller's stockholders referred to in Section 5.3, will contain any untrue statement of a material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents which Seller or any of the Seller Subsidiaries are responsible for filing with any Regulatory Authority or Additional Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

2.23 Registration Obligations. Neither Seller nor any of the Seller Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time, by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

2.24 Tax, Regulatory and Accounting Matters. Neither Seller nor any of the Seller Subsidiaries has taken or agreed to take any action or has any knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

2.25 Brokers and Finders. Except for ABN AMRO Incorporated, neither Seller nor any of the Seller Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Seller or any of the Seller Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

2.26 Investments. All investment securities owned by the Seller and any of the Seller Subsidiaries are suitable investments under the Federal Financial Institutions Examination Council ("FFIEC") Supervisory Policy statement on securities activities.

2.27 Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Seller pursuant to the terms of this Agreement are true and correct as of the date hereof or as of the date delivered in all material respects, and such statements and documents do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.28 Year 2000 Compliance. Both Seller and the Seller Subsidiaries have complied with regulatory bulletins issued through October 31, 1998 by the FFIEC on the subject of Year 2000 Compliance. The Seller and the Seller Subsidiaries have exercised ordinary care in assessing Year 2000 Compliance status of all material computer software, firmware and hardware used in the ordinary course of business as set forth on Schedule 2.28.

2.29 Insider Loans. Set forth on Schedule 2.29 is a list of any and all outstanding notes or other evidences of indebtedness executed and delivered by insiders of the Seller or the Seller Subsidiaries to the Seller or the Seller

Subsidiaries  (as the term  "insiders" is hereinafter  defined).  On the Closing
Date, the Sellers shall also provide BFC with a list of insider loans outstanding as of the Closing Date. For purposes of this Section 2.29, "insider" shall mean any officer or director of the Seller or any of the Seller Subsidiaries or any shareholder of the Seller owning 5% or more of the Seller's stock or any members of the immediate families or related interests of such officers, directors or shareholders, as the terms "immediate families" and "related interests" are defined in Sections 215.2(g) and (n) of Regulation O promulgated by the Federal Reserve Board (12 C.F.R. Sections 215.2(g) and (n)).

2.30      Wisconsin  Takeover Statute; Rights of Dissenting Stockholders.

          (a) As of the date hereof, and at all times on or prior to the Effective Date: (i) Sections 180.1140 through 180.1144 of the WBCL (inclusive) are, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement based on BFC's representation to Seller that BFC does not meet the definition of an "interested shareholder" under Section 180.1140(8) of the WBCL and the Merger and the transactions contemplated by this Agreement do not constitute a "business combination" under Section 180.1140(4) of the WBCL; (ii) Section 180.1150 of the WBCL is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement because the Merger and the transactions contemplated by this Agreement qualify as a merger under Section 180.1101 of the WBCL; and (iii) Chapter 552 of the Wisconsin Statutes is, and shall be, inapplicable to the Merger and the transactions contemplated by this Agreement.

          (b) As of the date hereof, no holder of Seller Common Stock or Options has any rights under Sections 180.1301 through 180.1331 (inclusive) of the WBCL to dissent from the Merger and to obtain the fair value of their shares of Seller Common Stock.

2.31 Treatment of Outstanding Options. Set forth on Schedule 2.31 is a list of Options outstanding as of the date of this Agreement showing the number of shares of Seller Common Stock underlying each Option and identifying the person holding such Option. With respect to the Options outstanding as of the date of this Agreement, all of such Options, whether or not then vested or exercisable in accordance with their terms, will become exercisable in full at or immediately before the Effective Time. With respect to employees of the Seller who hold Options and who receive Option Settlement Amounts as provided in
Section 5.11, the Option Settlement Amounts will be reportable on a Form W-2 to be filed with the IRS, and, with respect to non-employees of the Seller who hold Options and who receive Option Settlement Amounts as provided in Section 5.11, the Option Settlement Amounts will be reportable on a Form 1099 filed with the IRS. There are no "limited rights" outstanding under the Seller Stock Option Plan, as such term is defined in the Seller Stock Option Plan.

2.32 Opinion of Financial Advisor. Seller has received the opinion of ABN AMRO Incorporated dated the date of this Agreement, to the effect that, subject to the terms, conditions and qualifications set forth therein, the consideration set forth herein to be received in the Merger by the shareholders of the Seller is fair to the shareholders of the Seller from a financial point of view.

2.33 Approvals. To the best knowledge of Seller, it is not aware of any reason why the Regulatory Authorities or any Additional Regulatory Authority whose approval is required would not provide the approvals necessary to permit Seller and Buyers to consummate the Merger and the other transactions contemplated hereunder in the manner provided herein.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYERS

As an inducement to Seller to enter into and perform its obligations under this Agreement, the Buyers hereby represent and warrant to Seller as follows:

3.1 Organization and Authority. BFC and Merger Sub are each corporations duly organized, validly existing and in good standing under the laws of the State of Minnesota and Wisconsin, respectively, are each qualified to do business and are each in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect on BFC or the Merger Sub, and each has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. BFC is registered as a bank holding company with the Federal Reserve Board under the BHCA.

3.2       Authorization.

          (a) BFC and Merger Sub each has the corporate power and authority to enter into this Agreement and to carry out their respective obligations hereunder. The execution, delivery and performance of this Agreement by BFC and Merger Sub and the consummation by BFC and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action of BFC and Merger Sub. Subject to the receipt of such approvals of the Regulatory Authorities and the Additional Regulatory Authorities as may be required by statute or regulation, this Agreement is a valid and binding obligation of BFC and Merger Sub enforceable against each in accordance with its terms, except as (i) the enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, and similar laws now or hereafter in effect relating to the enforcement of creditors' remedies generally and except to the extent equitable principles may limit the right to specific performance or other equitable remedies, and (ii) considerations of public policy may affect the enforceability of the indemnification provisions thereof. The execution, delivery and performance of this Agreement by Buyers and the consummation by Buyers of the transactions contemplated hereby in accordance with and subject to the terms of this Agreement have been duly authorized by the respective Boards of Directors of BFC and Merger Sub. BFC is not required under applicable law to submit the Merger and the Merger Agreement to its stockholders for approval.

          (b) Neither the execution, delivery and performance by BFC and Merger Sub of this Agreement, nor the consummation by BFC and Merger Sub of the transactions contemplated hereby, nor compliance by BFC and Merger Sub with any of the provisions hereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of BFC or Merger Sub under any of the terms, conditions or provisions of (x) their respective Articles of Incorporation or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BFC or Merger Sub is a party or by which they may be bound, or to which BFC or Merger Sub or any of their respective properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 3.2(c), violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to BFC or Merger Sub or any of their respective properties or assets; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens which would not have a Material Adverse Effect on BFC.

          (c) Other than in connection with or in compliance with the provisions of the WBCL, the Securities Act, the Exchange Act, the
          securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of the Federal Reserve Board, the FDIC or any other Regulatory Authority or Additional Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BFC and Merger Sub of the transactions contemplated by this Agreement.

3.3 Brokers and Finders. Neither BFC, Merger Sub nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for BFC or Merger Sub in connection with this Agreement or the transactions contemplated hereby.

3.4 Accuracy of Information. The statements contained in this Agreement, the Schedules and any other written document executed and delivered by or on behalf of Buyers pursuant to the terms of this Agreement are true and correct as of the date hereof in all material respects, and such statements and documents do not omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

3.5 No Violation. Except as set forth on Schedule 3.5, neither the execution and delivery of this Agreement by the Buyers, the consummation by Buyers of the transactions contemplated hereby, nor compliance by the Buyers with any of the terms or provisions hereof, will (a) violate any provision of the respective Articles of Incorporation or Bylaws of Buyers, or (b) assuming that the consents and approvals referred to in Section 3.6 hereof are duly obtained, (i) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyers, other than violations that would not have a Material Adverse Effect on Buyers, or (ii) violate, conflict with, result in a breach of any material provision of or the loss of any material benefit, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any material Lien upon any of the respective properties or assets of Buyers or any of their Subsidiaries under any of the material terms, conditions or provision of any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which either of Buyers is a party, except for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations, or creations which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on Buyers.

3.6 Consents and Approvals. Except for (a) the filing of applications, notices or other documents necessary to obtain, and the receipt of, regulatory approvals, (b) the filing with the SEC of any necessary registration statement,
(c) the filing of Articles of Merger with the WDFI pursuant to the provisions of the WBCL, (d) the approval of the Merger, the Merger Agreement and any and all transactions thereunder by Seller's Board of Directors and the holders of the requisite number of shares of the Seller Common Stock, (e) the filing by Seller of its proxy materials with the SEC and the successful conclusion of the review of Seller's proxy materials by the SEC, and (f) such filing, authorizations or approvals as may be set forth on Schedule 3.6, no consents or approvals of or filings or registrations with any governmental entity or with any third party are necessary in connection with the execution and delivery by Buyers of this Agreement, or the consummation by Buyers of the transactions contemplated herein.

3.7      Litigation.  As of the date of this  Agreement,  except as set forth on
Schedule 3.7 or otherwise disclosed in BFC's Annual Report on Form 10-K for the year ended December 31, 1997 as filed with the SEC (the "1997 Annual Report") or its Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1998 as filed with the SEC (collectively, the "1998 Quarterly Reports"), there are no legal, administrative or other actions, suits, proceedings or investigations of any kind or nature pending or, to the best knowledge of BFC, threatened against Buyers that challenge the validity or propriety of the transactions contemplated by this Agreement or which would have a Material Adverse Effect on BFC. Neither BFC nor its Subsidiaries is subject to, or in default with respect to, nor are any of its or their assets subject to, any outstanding judgment, order or decree of any court or of any governmental agency or instrumentality that has or is reasonably expected to have a Material Adverse Effect on BFC.

3.8       Financial Statements.

          (a) BFC has furnished to the Seller true, correct and complete copies of the audited Consolidated Statement of Financial Condition of BFC as of the fiscal year ended December 31, 1997 and the related Consolidated Statements of Income, Consolidated Statements of Changes in Shareholders' Equity and the Consolidated Statements of Cash Flows for the fiscal year ended December 31, 1997, including the respective notes thereto, together with the reports of its accountants relating thereto (the "Buyer Financial Statements"). Such Buyer Financial Statements fairly represent the consolidated financial position of BFC as of and for the periods ended on their respective dates and the consolidated operating results and changes in financial position of BFC for the indicated periods in conformity with GAAP applied on a consistent basis.

          (b)      BFC has  furnished  to the Seller  copies of its 1997  Annual
          Report and 1998 Quarterly Reports and will furnish to the Seller copies of its Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1998 and its Quarterly Reports on Form 10-Q as filed with the SEC for each quarterly period subsequent to December 31, 1998 until the Closing Date ("Subsequent Buyer Financial Statements"). Since September 30, 1998, to the best knowledge of BFC, there have not been any material adverse changes in BFC's consolidated financial condition, assets, liabilities or business, other than changes in the ordinary course of business.

          (c) All of the Buyer Financial Statements have been, and, with respect to the Subsequent Buyer Financial Statements, will be, prepared in accordance with GAAP, utilizing accounting practices consistent with prior years except as otherwise disclosed, and comply or will comply with applicable accounting requirements and with the rules and regulations of the SEC with respect thereto. All of the Buyer Financial Statements present fairly, and all of the Subsequent Buyer Financial Statements will present fairly, the financial position of BFC and its Subsidiaries taken as a whole and the results of its and their operations and changes in its and their financial position as of and for the periods ending on their respective dates. The books and records of BFC and its Subsidiaries have been and are being maintained in all material respects in accordance with GAAP and all other applicable legal and accounting requirements and reflect only actual transactions. Except with respect to this Agreement and the transactions contemplated herein, there are, and with respect to the Subsequent Buyer Financial Statement will be, no agreements, contracts or other instruments to which BFC or its Subsidiaries are a party or by which it or they or (to the best knowledge of BFC) any of the officers, directors, employees or shareholders of the Buyers or its Subsidiaries have rights which would have a Material Adverse Effect on the consolidated financial position of BFC or the financial position of its Subsidiaries which are not disclosed herein or reflected in the Buyer Financial Statements and the Subsequent Buyer Financial Statements.

3.9 Community Reinvestment Act Compliance. Except as set forth on Schedule 3.9, BFC and BFC's Subsidiaries that are banks are in compliance, in all material respects, with the applicable provisions of the CRA. There is no bank Subsidiary of BFC which has, as of the date of this Agreement, a CRA rating which is less than "satisfactory." BFC is not aware of any facts or circumstances related to any planned or threatened CRA protest of the transactions contemplated by this Agreement.

3.10 Tax, Regulatory and Accounting Matters. BFC has not taken or agreed to take any action and, except as Buyers may have otherwise disclosed to Seller in writing as of or prior to the date of this Agreement, does not have knowledge of any fact or circumstance that would materially impede or delay receipt of any approval referred to in Section 6.1(b) or the consummation of the transactions contemplated by this Agreement.

3.11 Proxy Statement, Etc. None of the information regarding BFC or any of its Subsidiaries to be supplied by BFC for inclusion or included in (i) the Proxy Statement or (ii) any other documents to be filed with any Regulatory Authority or Additional Regulatory Authority in connection with the transactions contemplated hereby, at the respective times such documents are filed with any Regulatory Authority or Additional Regulatory Authority and, with respect to the Proxy Statement, when mailed, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading or, in the case of the Proxy Statement, at the time of the Special Meeting of Seller's stockholders referred to in Section 5.3, will contain any untrue statement of a material fact, or omit to state a material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Special Meeting. All documents which BFC or any of its Subsidiaries are responsible for filing with any Regulatory Authority or Additional Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

3.12 Approvals. To the best knowledge of Buyers, and except as Buyers may have otherwise disclosed to Seller in writing as of or prior to the date of this Agreement, they are not aware of any reason why the Regulatory Authorities or any Additional Regulatory Authority whose approval is required would not provide the approvals necessary to permit Seller and Buyers to consummate the Merger and the other transactions contemplated hereunder in the manner provided herein.

                                   ARTICLE IV

                CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Businesses Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time, Seller and each of the Seller Subsidiaries shall conduct their respective businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees.

4.2 Forbearances of Seller. Except as set forth in Schedule 4.2, without the prior written consent of Buyers (unless otherwise specifically noted in this Section 4.2), during the period from the date of this Agreement to the Effective Time, Seller shall not and shall not permit any of the Seller Subsidiaries to:

          (a)      declare,   set  aside  or  pay  any   dividends   or  other
          distributions, directly or indirectly, in respect of its capital stock (other than dividends from any of the Seller Subsidiaries to Seller or to another of the Seller Subsidiaries), except that between the date of this Agreement and the Closing Date, Seller may declare and pay regular cash dividends of not more than $0.17 per share on the Seller Common Stock on each of January 28, 1999, April 22, 1999 and July 29, 1999 (but only if such dates occur before the Closing Date);

          (b) enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Seller Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees consistent with past practice,
          (ii) subject to the limitation of Section 5.8(b), discretionary contributions to the ESOP made solely for the purpose of retiring the ESOP loan to the Seller, or (iii) as required by law or contract;

          (c) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination (other than the Merger), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights;

          (d) propose or adopt any amendments to its Certificate or Articles of Incorporation or other charter document or By-Laws or to the Certificate or Articles of Incorporation or other charter document or By-Laws of any of the Seller Subsidiaries;

          (e) issue, sell, grant, confer or award any of its Equity Securities (except that the Seller may issue up to 7,635 shares of Seller Common Stock upon exercise of the Seller Stock Options outstanding on the date of this Agreement) or effect any stock split or stock dividend or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement;

          (f)      purchase,   redeem,  retire,   repurchase  or  exchange,  or
          otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

          (g) make or commit to make a loan or grant an extension of credit to any borrower (including any renewals of existing loans or additional advances on loans to existing borrowers of the Seller or any of the Seller Subsidiaries) which will result in the principal balance owing to the Seller or any of the Seller Subsidiaries in the aggregate to exceed $150,000 for any secured loan or extension of credit or $25,000 for any unsecured loan or extension of credit;

          (h) take any action that has the reasonable and foreseeable likelihood of materially impeding or delaying the consummation of the transactions contemplated by this Agreement or the ability of Buyers or Seller to obtain any approval of any Regulatory Authority or Additional Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

          (i) obtain any advances from the FHLB of Chicago with maturities in excess of ninety (90) days or, other than in the ordinary course of business consistent with past practice, incur any other indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

          (j) except as provided in Schedule 4.2(j) in connection with Seller's continuation of its practice of selling fixed rate loans that are generated by the Seller Subsidiaries, sell any portion or all of the Seller's or any of the Seller Subsidiaries' loan or investment portfolios, it being understood that there have been no sales of all or any portion of the loan or bond portfolios from September 30, 1998 to the date hereof; or invest any of the Seller's or any of the Seller Subsidiaries' assets in any marketable securities other than U.S. Treasury or U.S. Agency securities with a maturity of two years or less or GNMA adjustable rate mortgage securities purchased at a dollar price not to exceed 101% of par value;

          (k) make loans to "insiders," as that term is defined in Section 2.29, except for renewals of outstanding indebtedness in the ordinary course of business;

          (l) fail to recognize loan losses or fund any of the Seller Subsidiaries' loan loss reserve or allowance except (i) in the ordinary course of business, consistent with past practices and the policies of the Seller and the Seller Subsidiaries, (ii) in accordance with GAAP and (iii) in accordance with regulatory guidelines, policies and regulations or as required pursuant to any regulatory examination of any of the Seller Subsidiaries;

          (m) fail to accrue income and expenses on the Seller's and any of the Seller Subsidiaries' books in the ordinary course of business and in accordance with GAAP;

          (n) fail to disclose in writing to BFC any facts or circumstances which cause the risk rating for any extension of credit or participation owned by the Seller or any of the Seller Subsidiaries with a principal balance outstanding in excess of $100,000 to be adversely affected;

          (o) make any capital expenditures or commitment for capital expenditures for the Seller and the Seller Subsidiaries, except in the ordinary course of business which individually exceed $20,000 or, in the aggregate, exceed $50,000;

          (p)      enter   into  or  amend  any  other   contract,   agreement,
          understanding, arrangement or commitment not already described or addressed in this Section 4.2 involving an obligation by Seller or any of the Seller Subsidiaries of more than $25,000, other than contracts entered into in respect of deposit agreements; or

          (q) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act.

4.3      No Solicitation.

          (a) Seller shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transaction involving Seller or any Seller Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions with any person (or any group of persons) other than BFC or its affiliates (a "Third Party") concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal. However, nothing contained in this Agreement shall prevent Seller or its Board of Directors from (A) furnishing non-public information to, or entering into discussions and negotiations with, any person or entity in connection with an unsolicited bona fide written proposal for an Alternative Transaction (as defined below) by such person or entity or modifying or withdrawing its recommendation with respect to the transactions contemplated hereby or recommending an unsolicited bona fide written proposal for an Alternative Transaction to the stockholders of Seller, if (1) a Third Party has made a written proposal to the Board of Directors of Seller to consummate an Alternative Transaction, which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of Seller, (2) the Board of Directors of Seller believes in good faith, after consultation with its financial advisor, that such Alternative Transaction is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (a "Superior Proposal"),
          (3) the Board of Directors of Seller determines in good faith, based on the advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law, and (4) prior to furnishing such non-public information to, or entering into discussions and negotiations with, such person or entity, Seller's Board of Directors receives from such person or entity an executed confidentiality and standstill agreement with material terms no less favorable to such party than those contained in the Confidentiality Agreement dated July 20, 1998 between BFC and Seller (the "Confidentiality Agreement"); or (B) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal. Seller agrees not to release any Third Party from, or waive any provision of any confidentiality and standstill agreement between it and another person who has made, or who may reasonably be considered likely to make, an Acquisition Proposal, unless the Board of Directors of Seller determines in good faith, based on the written advice of outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law.

          (b) Seller shall notify BFC immediately after receipt by Seller or any of its advisors of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Notwithstanding the foregoing, Seller shall not accept or enter into any agreement concerning a Superior Proposal for a period of at least ten (10) business days after BFC's receipt of the notification of the terms thereof pursuant to the first sentence of this Section 4.3(b), during which period BFC shall have the opportunity to match the terms and conditions contained in such Superior Proposal.

          (c) As used in this Agreement, the term "Alternative Transaction" means (i) a transaction pursuant to which any Third Party acquires more than 30% of the outstanding shares of Seller Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Seller pursuant to which any Third Party (or the stockholders of a Third Party) acquires more than 30% of the outstanding shares of Seller Common Stock, as the case may be, or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including, for this purpose, the outstanding Equity Securities of the Seller Subsidiaries and the entity surviving any merger or business combination) of Seller having a fair market value (as determined by the Board of Directors of Seller, in good faith) equal to more than 30% of the fair market value of all of the assets of Seller and the Seller Subsidiaries, taken as a whole, immediately prior to such transaction.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS


5.1 Access and Information. Seller shall afford BFC and BFC's accountants, counsel and other representatives, upon reasonable notice, full access during normal business hours, during the period prior to the Effective Time, to all the properties, books, contracts, commitments and records of Seller and the Seller Subsidiaries and, during such period, each shall furnish promptly to BFC (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (ii) all other information concerning its business, properties and personnel as BFC may reasonably request. BFC shall, and shall cause its advisors and representatives and Merger Sub to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the Seller which is not otherwise public knowledge, (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the Seller or any of the Seller Subsidiaries to the Seller or the Seller Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

5.2       Regulatory Matters.

          (a) Within forty-five (45) days of the date of this Agreement, BFC shall file an application for approval of the Merger with the Federal Reserve Board and such additional regulatory authorities as may require an application.

          (b) Seller and Buyers shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Regulatory Authorities and Additional Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement and, as and if directed by BFC, to consummate such other transactions by and among BFC's Subsidiaries and the Seller Subsidiaries concurrently with or following the Effective Time; provided, however, that such actions do not (i) materially impede or delay the receipt of any approval referred to in Section 6.1(b); or
          (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement.

5.3       Proxy  Statement;  Special Meeting.

          (a) As promptly as practical after the execution of this Agreement, Seller shall prepare and file with the SEC the Proxy Statement under the Exchange Act, and it then shall use its reasonable best efforts to have the Proxy Statement cleared by the SEC as soon as practical after such filing. The Buyers and Seller shall cooperate with each other in preparing the Proxy Statement, and Seller shall promptly notify BFC of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to BFC copies of all correspondence between the Seller or any representative of the Seller and the SEC. Seller shall give BFC and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give BFC and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Buyers and Seller agrees to use all reasonable best efforts, after consultation with the other parties hereto, to respond promptly to any and all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of shares of Seller Common Stock entitled to vote at the Special Meeting.

          (b) Subject to the provisions of Section 4.3, the Proxy Statement shall include the recommendation of the Board of Directors of Seller in favor of adoption of this Agreement and the Merger; provided that the Board of Directors of Seller may modify or withdraw such recommendation if Seller's Board of Directors believes in good faith, based on the advice of outside legal counsel, that the failure to modify or withdraw such recommendation would be inconsistent with its fiduciary duties to Seller's stockholders under applicable law.

          (c) Seller shall call the Special Meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon this

          Agreement and the Merger. Subject to Sections 4.3 and 5.3(b), Seller shall, through its Board of Directors, recommend to its stockholders adoption of this Agreement and the Merger and approval of such matters and shall use its best efforts to hold the Special Meeting as soon as practicable after the date hereof. Seller shall use its best efforts to solicit from its stockholders proxies in favor of such matters unless doing so would be inconsistent with the Seller Board of Directors' fiduciary duties to its stockholders under applicable law based on the advice of outside legal counsel.

5.4 Current Information. During the period from the date of this Agreement to the Closing Date, (i) Seller will promptly furnish BFC with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of BFC and (ii) BFC shall promptly furnish to the Seller copies of all filings by BFC with the Federal Reserve Board. Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto:
(A) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; or (B) any Material Adverse Effect.

5.5 Environmental Reports. Buyers may retain an environmental consultant to perform, at the Seller's expense, as soon as reasonably practicable, but not later than thirty (30) days after the date hereof, a phase one environmental investigation by any firm designated by Buyers, or any of them, (the "Environmental Firm") on all real property owned, leased or operated by Seller or any of the Seller Subsidiaries as of the date hereof, including, without limitation, other real estate owned. Within one week of Buyers' receipt of the phase one report, Buyers shall provide a copy of the full report to the Seller. If the results of the phase one investigation indicate, in Buyers' reasonable opinion, that additional investigation is warranted, Buyers may perform a phase two subsurface investigation or investigations by the Environmental Firm on properties deemed to warrant such additional study. The cost of any such phase two investigation shall be paid 50 percent by Seller and 50 percent by Buyers. Buyers shall perform any such phase two investigation as soon as reasonably practicable after receipt of the phase one report(s) for such properties and, in any event, shall notify Seller and the Environmental Firm within fifteen (15) days after receipt of the phase one report that the Environmental Firm should promptly commence any such phase two investigation. Within one week of Buyers' receipt of the phase two report, Buyers shall deliver a copy of the full report to Seller. If, based on the results of the phase two report, the cost of taking all remedial or other corrective actions and measures (i) required by applicable law or (ii) recommended by the Environmental Firm in such phase one or two report or reports, in the aggregate, and after reduction to reflect any federal and Wisconsin PECFA financial contribution to the expense, exceed the sum of $300,000, as reasonably estimated by the Environmental Firm, or if the costs of such actions or measures cannot be so reasonably estimated by the Environmental Firm to be such amounts or less with any reasonable degree of certainty, Buyers shall have the right pursuant to Section 7.1(h) hereof, for a period of fifteen
(15) business days following receipt from the Environmental Firm of such estimate or indication that the cost of such actions and measures cannot be so reasonably estimated, to terminate this Agreement.

5.6 Expenses. Unless otherwise specifically provided herein, each party hereto shall pay all of its own fees and expenses incident to the negotiation, preparation, execution and performance of this Agreement and all applications filed in connection with seeking regulatory approval of the Agreement and the filings associated with the Proxy Statement and Special Meeting held pursuant to the Agreement, including the fees and expenses of their own counsel, accountants, investment bankers and other experts, whether or not the transactions contemplated by this Agreement are consummated. Buyers shall be responsible for fees and expenses related to the services of the Exchange Agent in connection with the exchange of shares and Options pursuant to Article I hereof. Seller shall be responsible for payment to ABN AMRO, Inc. for services rendered as financial advisor to Seller in connection with the transactions contemplated herein pursuant to its letter agreement dated April 14, 1998. Seller has or shall establish fee arrangements with all outside counsel, accountants and other independent experts and advisors, including any proxy solicitation firm engaged consistent with its obligations under Section 5.3 of the Agreement, that it has or plans to use in connection with the transactions contemplated in this Agreement, which agreements provided that such attorneys, accountants, independent experts, advisors and proxy solicitors will be compensated only at their normal hourly or per diem rates plus reasonable out-of-pocket expenses. Seller shall pay all printing expenses and filing fees incurred in connection with this Agreement and the Proxy Statement and any materials accompanying the Proxy Statement.

5.7       Miscellaneous  Agreements  and  Consents.  Subject  to the  terms  and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of the parties, desirable for the consummation of the transactions contemplated by this Agreement.

5.8       Employee Agreements and Benefits.

          (a) Stock Options. As provided in Section 1.9, the provisions of the Seller Stock Option Plan and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Seller or any of the Seller Subsidiaries shall be deleted and terminated as of the Effective Time.

          (b) ESOP. Immediately prior to the Effective Time, Seller shall make to the ESOP the largest contribution permitted by Section 415 of the Code, which shall be allocated for the plan year in which the contribution is made. If the Effective Time is after March 31, 1999, Seller shall also make the largest contribution permitted by Section 415 of the Code for the year ended March 31, 2000. However, (i) the amount of the contributions made pursuant to the preceding two sentences shall be used by the ESOP only to make payments on the then remaining unpaid loan balance owed by the ESOP only to the Seller,
          (ii) the amount of the foregoing contributions shall in no event exceed the then remaining unpaid loan balance, and (iii) amounts payable under the Amendment Agreements shall not be considered for the purpose of calculating the amount of the foregoing contributions. The ESOP shall receive the Merger Per Share Consideration in exchange for its shares of Seller Common Stock. As of the Effective Time, the ESOP shall be terminated as BFC and the Seller shall mutually determine, and the remaining unpaid loan balance, if any, between Seller and the ESOP shall be repaid in full with consideration received by the ESOP with respect to unallocated shares of Seller Common Stock held in suspense account under the ESOP. Any cash consideration received with respect to such Seller Common Stock held in the suspense account under the ESOP remaining after such repayment shall be allocated to the ESOP accounts of those employees of Seller and the Seller Subsidiaries who are ESOP participants and beneficiaries ("ESOP participants") in proportion to their ESOP account balances and in accordance with the terms of the ESOP as amended as hereinafter provided with respect to such termination. The ESOP shall be amended to provide that participation in the ESOP shall be limited to those who are ESOP participants as of the Effective Date. All ESOP participants shall fully vest and have a nonforfeitable interest in their accounts under the ESOP, determined as of the Effective Time. As soon as practicable after the receipt of a favorable determination letter from the IRS as to the tax qualified status of the ESOP upon its termination under Sections 401(a) and 4975(e) of the Code (the "Final Determination Letter"), distribution of the benefits under the ESOP shall be made to ESOP participants. From and after the date of this Agreement, and in anticipation of such determination and distribution, BFC, Seller and their respective representatives, prior to the Effective Time, and BFC and its representatives, after the Effective Time, shall use their best efforts to apply for and obtain such favorable Final Determination Letter from the IRS. If BFC, Seller and their respective representatives, prior to the Effective Time, and BFC and its representatives, after the Effective Time, reasonably determine that the ESOP cannot obtain a favorable Final Determination Letter, or that the amounts held therein cannot be so applied, allocated or distributed without causing the ESOP to lose its tax qualified status, the Seller, prior to the Effective Time, and BFC, after the Effective Time, shall take such action as they may determine with respect to the distribution of benefits to the ESOP participants, provided that the assets of the ESOP shall be held or paid for the benefit of the ESOP participants, and provided further that in no event shall any portion of the amounts held in the ESOP revert, directly or indirectly, to the Seller or any affiliate thereof or to BFC or any affiliate or Subsidiary thereof in a manner contrary to the Code and ERISA.

          (c) Seller Pension Plan. All participants in the Northwest Savings Bank Money Purchase Pension Plan ("Seller Pension Plan") shall be fully vested as of the Effective Time in their accrued benefits thereunder, and all amounts contributed by the Seller to the Seller Pension Plan prior to the Effective Time shall be applied to provide benefits to participants. As of the Effective Time, the Seller's participation in the Seller Pension Plan shall terminate.

          (d) Benefit Plans. At the Effective Time, each employee of the Seller and the Seller Subsidiaries (the "Seller Employees") shall immediately become entitled to participate in each of the Buyers' employee benefit plans ("Buyers' Plans"), including, without limitation, any group hospitalization, medical, life and disability insurance plans, severance plans, qualified retirement, employee stock ownership and savings plans, stock option plans, and management recognition plans, in which similarly situated employees of BFC and its Subsidiaries participate and to the same extent as such employees of BFC and its Subsidiaries. The period of employment and compensation of each Seller Employee with the Seller and the Seller Subsidiaries shall be counted for all purposes (except for purposes of benefit accrual) under the Buyers' Plans, including, without limitation, for purposes of vesting and eligibility. Any expenses incurred by a Seller Employee under the Seller's welfare benefits plans (such as deductibles or co-payments) shall be counted for all purposes under the Buyers' Plans. Buyers shall waive any preexisting condition exclusions for conditions existing on the Effective Time and actively at work requirements for periods ending on the Effective Time contained in the Buyers' Plans as they apply to Seller Employees and former employees and their dependents; provided that the Buyers' waiver of preexisting conditions shall not extend to any condition which has prevented a Seller Employee's coverage under comparable benefit plans of the Seller or the Seller Subsidiaries. Notwithstanding anything in this Section 5.8 to the contrary, the participation by the Seller Employees in any of the Buyers' Plans with respect to which the eligibility of employees of Buyers to participate is at the sole discretion of BFC and its Subsidiaries, shall be at the sole discretion of BFC and its Subsidiaries applied in the same manner as such discretion is applied to similarly situated employees of BFC and its Subsidiaries. Also, notwithstanding anything in this Section
          5.8 to the contrary, BFC shall have sole discretion with respect to the determination as to whether to terminate, merge or continue any employee benefit plan or program of the Seller or any of the Seller Subsidiaries (other than the ESOP or the Seller Pension Plan); provided, however, that BFC shall continue to maintain the Seller Employee Plans other than stock-based incentive plans and the tax qualified plans of the Seller until the Seller Employees are permitted to participate in similar Buyers' Plans. At the Effective Time, BFC or a Subsidiary thereof shall be substituted for the Seller as the sponsoring employer under those Employee Plans with respect to which the Seller or a Seller Subsidiary is a sponsoring employer immediately prior to the Effective Time, and which Employee Plan is assumed by BFC or its Subsidiary pursuant to the terms of this Agreement, and BFC or a Subsidiary thereof shall assume and be vested with all of the powers, rights, duties, obligations, and liabilities previously vested in the Seller or a Seller Subsidiary with respect to each such plan.

          (e) Successors of BFC. The provisions of this Section 5.8 shall be binding upon and inure to the benefit of any successor to BFC and its Subsidiaries.

5.9 Publicity. BFC and Seller shall agree on the form and content of the initial press release regarding the transactions contemplated hereby and thereafter shall consult with each other before issuing, and use all reasonable efforts to agree upon, any press release or other public statement with respect to any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.

5.10      [RESERVED.]

5.11 Tax Returns. The Seller agrees that it will not endeavor to prepare or file any income tax returns for the Seller or Seller Subsidiaries for any such income tax returns which have a filing deadline or any extension of such filing deadline which occurs after the Closing Date.

5.12 Indemnification. It is understood and agreed that after the Effective Time, BFC shall (and shall cause the Surviving Corporation to) indemnify and hold harmless, as and to the fullest extent required by Wisconsin law and the Articles of Incorporation or Bylaws of Seller or any of Seller Subsidiaries, as applicable and in effect as of the date of this Agreement (the "Indemnification Provisions"), any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Seller or any of the Seller Subsidiaries (the "Seller Indemnified Parties"), against any losses, claims, damages, liabilities, costs, expenses (including payment of reasonable attorneys' fees and expenses and other costs in advance of the final disposition of any claim, suit, proceeding or investigation incurred by each Seller Indemnified Party to the fullest extent required by the Indemnification Provisions upon receipt of any undertaking required by the Indemnification Provisions), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation pertaining to any matter existing or occurring at or prior to the Effective Time and, in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted before or after the Effective Time), the Seller Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with the Surviving Corporation; provided, however, (A) Buyers shall have the right to assume the defense thereof and, upon such assumption, Buyers shall not be liable to any Seller Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Seller Indemnified Party in connection with the defense thereof, except that if Buyers elect not to assume such defense, the Seller Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyers and Buyers shall pay the reasonable fees and expenses of such counsel for the Seller Indemnified Parties, (B) Buyers shall be obligated pursuant to this paragraph to pay for only one firm of counsel for all Seller Indemnified Parties, unless a Seller Indemnified Party shall have reasonably concluded, based on an opinion of counsel, that there is a material conflict of interest between the interests of such Seller Indemnified Party and the interests of one or more other Seller Indemnified Parties and that the interests of such Seller Indemnified Party will not be adequately represented unless separate counsel is retained, in which case Buyers shall be obligated to pay such separate counsel, (C) Buyers shall not be liable for any settlement effected without their prior written consent (which consent shall not be unreasonably withheld) and (D) Buyers shall have no obligation hereunder to any Seller Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Seller Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Seller Indemnified Party wishing to claim indemnification under this Section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify BFC thereof, provided that the failure to so notify shall not affect the obligations of Buyers under this Section, except to the extent such failure to notify materially prejudices Buyers. Buyers' obligations under this Section shall continue in full force and effect for the period of the applicable statute of limitations; provided, however, that all rights to indemnification hereunder in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Nothing in this Section 5.12 shall be deemed or construed to limit the discretion of BFC or the Surviving Corporation to indemnify and hold harmless any Seller Indemnified Party as and to the fullest extent permitted by Wisconsin law and the Articles of Incorporation or Bylaws of Seller or any of the Seller Subsidiaries.

5.13      Seller  Employees.  If Buyers,  subsequent  to the Effective
Date, reduce or eliminate employment positions of Seller Employees, Buyers will endeavor to offer such Seller Employees similar positions with Bremer Bank, National Association, Menomonie, Wisconsin ("Bremer Bank Wisconsin") or elsewhere within BFC's system. If acceptable positions are not available for Seller Employees, such Seller Employees will be entitled to receive severance packages based upon Buyers' then current severance policies, which policies shall take into consideration each Seller Employee's years of service and grade levels with Seller prior to the Effective Time as well as any additional service with Buyers following consummation of the transactions contemplated by this Agreement. A copy of Buyers' current severance policies is set forth in Schedule 5.13.

5.14 Director Positions. After the Effective Time, BFC will offer positions on the Board of Directors of Bremer Bank Wisconsin to not fewer than two members of the Board of Directors of the Seller as it exists as of the Effective Time and, if such individuals accept such offer, will appoint them to the Board of Directors of Bremer Bank Wisconsin to serve in such capacities until their respective resignation, removal or death or until the next meeting of shareholders of Bremer Bank Wisconsin at which directors are elected.

5.15 Articles of Incorporation. At or prior to the Effective Time, Seller shall cause Northwest Savings Bank to restate its Articles of Incorporation in the form of Articles of Incorporation provided by Buyer to Seller.

                                   ARTICLE VI

                                   CONDITIONS

6.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

          (a) Stockholder Approval. The approval of this Agreement and the Merger shall have received the requisite vote of stockholders of Seller at the Special Meeting of stockholders called pursuant to
          Section 5.3 hereof.

          (b) Regulatory Approval. This Agreement and the transactions contemplated hereby shall have been approved by the Federal Reserve Board and any other federal and/or state regulatory agencies (including the FDIC and WDFI) whose approval is required for consummation of the transactions contemplated hereby, and all requisite waiting periods imposed by the foregoing shall have expired and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority.

          (c) No Judicial Prohibition. Neither Seller, BFC nor Merger Sub shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

6.2 Conditions to Obligations of Seller. The obligations of Seller to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Buyers set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on BFC, and (iii) for the effect of transactions contemplated by this Agreement), and Seller shall have received a certificate of the Chief Executive Officer, the Chief Financial Officer, or any Executive Vice President of BFC, signing solely in his capacity as an officer of BFC, to such effect.

          (b) Performance of Obligations. Buyers shall have performed in all material respects all obligations, agreements or covenants required to be performed by them under this Agreement prior to the Effective Time, and Seller shall have received a certificate of any Executive Vice President of BFC, signing solely in his capacity as an officer of BFC, to that effect.

          (c) Permits, Authorizations, etc. Buyers shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by them of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on BFC.

          (e) Opinion of Counsel. BFC shall have delivered to Seller an opinion of BFC's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit C to this Agreement.

          (f) Fair Value Opinion. Seller shall have received an opinion from ABN AMRO, Inc., dated as of the date of this Agreement and supplemented as necessary as of the date of the Proxy Statement, to the effect that, subject to the terms, conditions, and qualifications set forth therein, the consideration as set forth herein to be received by the shareholders of Seller pursuant to this Agreement is fair to such shareholders from a financial point of view.

          (g) Litigation. No action, suit, proceeding or claim shall have been instituted or made relating to this Agreement or the validity or propriety of the transactions contemplated hereby which would render completion of the Merger inadvisable in the reasonable opinion of Seller.

6.3 Conditions to Obligations of the Buyers. The obligations of the Buyers to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

          (a) Representations and Warranties. The representations and warranties of Seller set forth in Article II of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, (ii) where the facts which caused the failure of any representation or warranty to be so true and correct have not resulted, and are not likely to result, in a Material Adverse Effect on Seller, and (iii) for the effect of transactions contemplated by this Agreement) and Buyers shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Seller, signing solely in their capacities as officers of Seller, to such effect.

          (b) Performance of Obligations. Seller shall have performed in all material respects all obligations agreements or covenants required to be performed by it under this Agreement prior to the Effective Time, and Buyers shall have received a certificate of the Chief Executive Officer and Chief Accounting Officer of Seller, signing solely in their capacities as officers of Seller, to that effect.

          (c) Permits, Authorizations, etc. Seller shall have obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

          (d) No Material Adverse Effect. Since the date of this Agreement, there shall have been no Material Adverse Effect on Seller.

          (e) Opinion of Counsel. Seller shall have delivered to Buyers an opinion of Seller's counsel dated as of the Closing Date or a mutually agreeable earlier date in substantially the form set forth as Exhibit D to this Agreement.

          (f)      Minimum  Financial  Requirements.   The  Determination  Date
          Financial Statements shall reflect that Seller has (i) stockholders' equity in an amount equal to or greater than $11,700,000 (exclusive of any accrual for payment of Option Settlement Amounts and the financial advisory fee paid or due to ABN AMRO, Inc.); (ii) loans receivable in an amount equal to or greater than $70,000,000 and (iii) savings accounts in an amount equal to or greater than $55,000,000.

          (g)      Voting  Agreements  and  Amendment  Agreements.  The  Voting
          Agreements  and  the  Amendment   Agreements  shall  have  been  fully
          executed, remain enforceable by the parties thereto and shall not have been amended or modified since the date of this Agreement.

          (h) Litigation. No action, suit, proceeding or claim shall have been instituted or made relating to this Agreement or the validity or propriety of the transactions contemplated hereby which would render completion of the Merger inadvisable in the reasonable opinion of BFC.

                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(h), inclusive, by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of Seller:

          (a) by mutual written consent of the Board of Directors of BFC and the Board of Directors of Seller; or

          (b) by either BFC or Seller if the Merger shall not have been consummated by July 31, 1999 (provided that (i) if the Merger shall not have been consummated because the requisite approval of the Federal Reserve Board and/or federal or state regulatory agencies required under Section 6.1(b) of this Agreement shall not have been obtained and are still being pursued, either BFC or Seller may extend such date to August 31, 1999 by providing written notice thereof to the other party on or prior to July 31, 1999 and (ii) the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation within that party's reasonable control under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

          (c) by either BFC or Seller if a court of competent jurisdiction or Governmental Entity shall have issued a nonappealable final order, decree or ruling or taken any other unappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

          (d) by either BFC or Seller if, at the Special Meeting (including any adjournment or postponement thereof), the requisite vote of the stockholders of Seller in favor of the approval and adoption of this Agreement and the Merger shall not have been obtained;

          (e) by BFC, if (i) the Board of Directors of Seller shall have withdrawn or modified its recommendation of this Agreement or the Merger in accordance with Sections 4.3, 5.3(b) and 5.3(c) (provided that BFC's right to terminate this Agreement under this clause (i) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or (g)); (ii) after the receipt by Seller of a proposal for an Alternative Transaction, BFC requests in writing that the Board of Directors of Seller reconfirm its recommendation of this Agreement and Merger to the Stockholders of Seller and the Board of Directors of Seller fails to do so within ten
          (10) business days after its receipt of BFC's request; (iii) the Board of Directors of Seller shall have recommended to the stockholders of

          Seller, or entered into a definitive agreement with respect to, an Alternative Transaction; or (iv) for any reason Seller fails to call and hold the Special Meeting by July 31, 1999 (provided that BFC's right to terminate this Agreement under this clause (iv) shall not be available if at such time Seller would be entitled to terminate this Agreement under Section 7.1(b) or (g));

          (f) by Seller, prior to the approval of this Agreement by its stockholders, if, as a result of a Superior Proposal received by Seller from a Third Party, the Board of Directors of Seller determines in good faith, based on advice of outside legal counsel, and after allowing BFC ten (10) business days to match the terms and conditions of such Superior Proposal pursuant to Section 4.3(b), that the failure to accept such Superior Proposal would be inconsistent with its fiduciary duties to stockholders under applicable law; provided, however, that no termination shall be effective pursuant to this
          Section 7.1(f) under circumstances in which a termination fee is payable by Seller pursuant to Section 7.3(b)(iv), unless concurrently with such termination, such termination fee is paid in full by Seller in accordance with Section 7.3(b)(iv);

          (g) by BFC or Seller, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach will cause the conditions set forth in Section 6.2(a) or (b) (in the case of termination by Seller) or 6.3(a) or (b) (in the case of termination by
          BFC) not to be satisfied which breach is not cured within thirty (30) calendar days after written notice thereof if given to the breaching party by the non-breaching party or is not waived by the non-breaching party during such period;

          (h) by the Board of Directors of BFC pursuant to and in accordance with Section 5.5; or

          (i) by the Board of Directors of BFC if dissenters' rights are available under applicable provision of the WBCL and shareholders holding 10% or more of the outstanding shares of Seller Common Stock satisfy the requirements of Wisconsin Statutes, Section 180.1321(l) relating to the assertion of dissenters' rights under the WBCL.

7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1 above, this Agreement shall immediately become void, and there shall be no liability on the part of Buyers or Seller or their
respective   officers,  directors,  stockholders  or  affiliates (as  the  term
"affiliates" is used in Rule 144 under the Securities Act) except as set forth in the second sentence of Section 5.1 and in Sections 5.6, 7.3 and 8.2; and except that no termination of this Agreement pursuant to Section 7.1(g) shall relieve the breaching party of any liability to the non-breaching party hereto arising from the intentional, deliberate or willful breach of any representation, warranty, covenant or agreement contained herein.

7.3       Fees and Expenses.

          (a)      Except  as set  forth  in this  Section  7.3,  all  fees and
          expenses   incurred  in  connection   with  this   Agreement  and  the
          transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

          (b) Seller shall pay BFC a termination fee of $500,000 upon the earliest to occur of the following events:

                   (i) the termination of this Agreement by BFC or Seller pursuant to Section 7.1(d), if a proposal for an Alternative Transaction involving Seller shall have been publicly announced prior to the Special Meeting and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination;

                   (ii) the termination of this Agreement by BFC pursuant to Section 7.1(e)(iii);

                   (iii) the termination of this Agreement by BFC pursuant to Section 7.1(e)(i) or (ii), and either a definitive agreement for an Alternative Transaction is entered into, or an Alternative Transaction is consummated, within one year of such termination; or

                   (iv) the termination of this Agreement by Seller pursuant to Section 7.1(f).

          Seller's payment of a termination fee pursuant to this Section shall be the sole and exclusive remedy of BFC against Seller and any of the Seller Subsidiaries and their respective directors, officers, employees, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by Seller.

          (c) The fees payable pursuant to Section 7.3(b) shall be paid in immediately available funds within five (5) business days after delivery of notice of entitlement by BFC to Seller following the first to occur of the events described in Section 7.3(b)(i), (ii) or (iii), and, in the event of the termination of this Agreement by Seller pursuant to Section 7.1(f) as described in Section 7.3(b)(iv), concurrently with such termination.

7.4 Amendment. This Agreement and the Exhibits and the Schedules hereto may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement and the Merger by the stockholders of Seller; provided, however, that after any such approval by the stockholders of Seller, no such modification shall be made which (i) alters or changes the amount or kind of Merger Consideration to be received by holders of Seller Common Stock as provided in this Agreement, (ii) alters the tax treatment of the consideration to be received by holders of Seller Common Stock, or (iii) which by law requires further approval by the Seller's stockholders, in each case without such further approval. This Agreement and the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Buyers and Seller.

7.5 Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein, and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 8.1, all representations, warranties and agreements in this Agreement of Buyers and Seller or in any instrument delivered by Buyers or Seller pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.5 through 1.12 (inclusive), 5.6, 5.7, 5.8(b), 5.11, 5.12 and 7.3 shall survive the Effective Time. In the event of termination of this Agreement in accordance with its terms, the agreements contained in or referred to in the second sentence of Section 5.1 and in Sections 5.6, 7.3 and 8.2 shall survive such termination.

8.2 Indemnification. Buyers and Seller(hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (a) arise primarily out of any information furnished to the Indemnified Party by the Indemnifying Party and included in the Proxy Statement, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Proxy Statement, or in any amendment therefor or supplement thereof, and provided for inclusion thereof by the Indemnifying Party or (b) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party to state in the Proxy Statement, or in any amendment therefor or supplement thereof, a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

8.3 No Assignment; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns. Neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior written consent of all other parties, and any purported transfer or assignment in violation of this Section 8.3 shall be void and of no effect. There shall not be any third party beneficiaries of any provisions hereof.

8.4 Interpretation and Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remaining provisions of this Agreement.

8.5 No Implied Waiver. No failure or delay on the part of any party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

8.6 Headings. Article, section, subsection and paragraph titles, captions and headings herein are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

8.7 Entire Agreement. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

8.8       Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

8.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or facsimile (which is confirmed) or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (i)       if to the Buyers, to:

                         Bremer Financial Corporation
                         445 Minnesota Street, Suite 2000
                         St. Paul, Minnesota 55101
                         Attention:       Terry M. Cummings
                         Facsimile:       (651) 227-2522
                         Telephone:       (651) 227-7621

               Copy to:

                         Winthrop & Weinstine, P.A.
                         3000 Dain Rauscher Plaza
                         60 South 6th Street
                         Minneapolis, Minnesota 55402
                         Attention:       Edward J. Drenttel
                         Facsimile:       (612) 347-0600
                         Telephone:       (612) 347-0700

(ii)           if to Seller, to:

                         Northwest Equity Corp.
                         234 Keller Avenue South
                         Amery, WI  54001
                         Attention:  Brian L. Beadle, President
                         Telephone:  (715) 268-7105
                         Facsimile:   (715) 268-7207

               Copy to:

                         Mallery & Zimmerman, S.C.
                         731 North Jackson Street, Suite 900
                         Milwaukee, Wisconsin  53202
                         Attention: Gregory G. Johnson
                         Telephone: (414) 271-2424; direct dial (414) 270-1006
                         Facsimile: (414) 271-8678; (414) 270-1001

8.10 Governing Law. This Agreement shall be governed by and controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Wisconsin applicable to contracts made in that state without regard to any applicable conflict of law.

8.11 Knowledge. "Knowledge" or "best knowledge" when used with respect to a person shall mean those facts that are known by the executive officers of such person.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                             BREMER FINANCIAL CORPORATION



                             By _/s/ Terry Cummings_____
                                Signature

                             _Terry Cummings____________
                             Name Typed or Printed

                             Its:_Chairman______________
                                Title Typed or Printed


                             BREMER ACQUISITION CORPORATION



                             By _/s/ Robert B. Buck_____
                                Signature

                             _Robert B. Buck____________
                             Name Typed or Printed

                             Its:_President_____________
                                Title Typed or Printed


                             NORTHWEST EQUITY CORP.


                             By _/s/ Brian L. Beadle____
                                Signature

                             _Brian L. Beadle___________
                             Name Typed or Printed

                             Its:_President_____________
                                Title Typed or Printed

MPL1: 264665-8

                                    SCHEDULES

Schedule 2.2       -         Seller's Subsidiaries

Schedule 2.4(b)    -         Authorization

Schedule 2.5(a)    -         Seller's Financial Statements

Schedule 2.5(b)    -         Exception to GAAP

Schedule 2.7(a)    -         Title to and Condition of Assets

Schedule 2.7(b)    -         Material Properties and Assets

Schedule 2.7(c)    -         Furniture, Fixture, Vehicles, Machinery and
                             Equipment and Computer Software

Schedule 2.8(a)    -         Owned and Leased Real Property

Schedule 2.8(c)    -         Other Real Property

Schedule 2.9       -         Taxes

Schedule 2.11(a)   -         Loans, Deposits, Repurchase Agreements

Schedule 2.11(b)   -         Contracts

Schedule 2.11(c)   -         Insurance

Schedule 2.11(f)   -         Loans

Schedule 2.13      -         Litigation and Other Proceedings

Schedule 2.15(c)   -         Compliance with Law

Schedule 2.16      -         Labor

Schedule 2.17      -         Material Interests

Schedule 2.18(a)   -         Allowance for Loan and Lease Losses

Schedule 2.18(c)   -         Real Estate Assets

Schedule 2.18(f)   -         Investment Securities

Schedule 2.19(a)   -         Retirement Plans

Schedule 2.19(d)   -         Post-Retirement Plans

Schedule 2.19(f)   -         Modifications to Certain Benefits due Directors and
                             Officers

Schedule 2.20      -         Conduct of Seller

Schedule 2.21(a)   -         Undisclosed Liabilities

Schedule 2.28      -         Year 2000 Compliance

Schedule 2.29      -         Insider Loans

Schedule 2.31      -         Options Outstanding

Schedule 3.5       -         No Violation

Schedule 3.6       -         Consents and Approvals

Schedule 3.7       -         Litigation

Schedule 3.9       -         Community Reinvestment Act Compliance

Schedule 4.2       -         Forbearances of Seller

Schedule 4.2(j)    -         Sale of Fixed Rate Loans

Schedule 5.13      -         Severance Policies

                                    EXHIBITS

Exhibit A          -         Voting Agreement

Exhibit B          -         Amendment Agreement

Exhibit C          -         Seller Opinion of Counsel

                       Exhibit D Buyer Opinion of Counsel

                                VOTING AGREEMENT


         THIS VOTING AGREEMENT, dated as of February 16th, 1999 ("Agreement"), by ___________________ ("Stockholder") to and for the benefit of Bremer Financial Corporation, a Minnesota corporation ("BFC"). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

         WHEREAS, as of the date hereof, Stockholder owns of record and beneficially _____________ shares of common stock, par value $1.00 per share ("Seller Common Stock"), including, without limitation, any shares held for the benefit of the Stockholder by the Northwest Savings Bank Employee Stock Ownership Plan ("ESOP") (all of such shares, together with any other voting or equity securities of Northwest Equity Corp., a Wisconsin corporation ("Seller"), hereafter acquired by or allocated to Stockholder prior to the termination of this Agreement, being referred to herein collectively as the "Shares");

         WHEREAS, concurrently with the execution of this Agreement, BFC, Bremer Acquisition Corporation, a Wisconsin corporation and a wholly-owned subsidiary of BFC ("Merger Sub"), and Seller are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into Seller such that Seller will become a wholly-owned subsidiary of BFC (the "Merger");

         WHEREAS, Stockholder is the holder of Options ("Stockholder Options") to acquire ___________ shares of Seller Common Stock granted to him under the Seller Stock Option Plan; and

         WHEREAS, as a condition to the willingness of Seller, BFC and Merger Sub to enter into the Merger Agreement, BFC has requested that the Stockholder agree, and in order to induce BFC and Merger Sub to enter into the Merger Agreement, the Stockholder is willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger and to accept an Option Settlement Amount in lieu of exercising his Stockholder Options, upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree, severally and not jointly, as follows:

     Section 1. Voting of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder hereby agrees that, at the Special Meeting or any other meeting of the stockholders of Seller, however called, and in any action by written consent of the stockholders of Seller, Stockholder will vote all of his respective Shares, and cause the Trustee(s) of the ESOP to vote any Shares held for the benefit of the Stockholder in the ESOP, (a) in favor of adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated by the Merger Agreement, and (b) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of Seller (or any class thereof). Stockholder acknowledges that he has received and examined a copy of the Merger Agreement.

     Section 2. Transfer of Shares. Until the termination of this Agreement in accordance with the terms hereof, Stockholder will not, directly or indirectly,
(a) sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Shares or the Stockholder Options, (b) deposit any of the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer (including by merger, testamentary disposition, interspousal disposition pursuant to a domestic relations proceeding or otherwise by operation of law) or other disposition of any Shares; provided, however, that Stockholder may (i) transfer the Shares to family members or to a trust so long as such trust or family member takes the Shares subject to the obligations and restrictions contained in this Agreement; (ii) transfer the Shares by will or by operation of law so long as the transferee takes the Shares subject to the obligations and restrictions contained in this Agreement; (iii) sell, assign, or transfer the Shares as necessitated by hardship, but only with the prior written consent of BFC and only if the transferee takes the Shares subject to the obligations and restrictions contained in this Agreement; or (iv) transfer the Shares as BFC may otherwise agree in writing before any such transfer or agreement to transfer takes place.

     Section 3. Acceptance of Option Settlement Amount. The Stockholder hereby agrees to accept, in lieu of exercising the Stockholder Options, the Option Settlement Amount, which shall be paid by Seller or the Exchange Agent in cash at the Closing. The Stockholder hereby represents that he is responsible for understanding the tax effects to him under the Code and applicable state tax laws of accepting the Option Settlement Amount. The Stockholder agrees that his acceptance of the Option Settlement Amount is a release of any and all rights the Stockholder has or may have in respect of the Stockholder Options.

     Section 4. Representations and Warranties of Stockholder. Stockholder hereby represents and warrants to BFC with respect to himself and his ownership of the Shares and/or the Stockholder Options as follows:

     (a) Ownership of Shares and Stockholder Options. On the date hereof, the Stockholder owns the Shares and the Stockholder Options, beneficially and of record, free and clear of all liens, encumbrances, restrictions and claims ("Liens"), except those Liens described on Exhibit A hereto and except restrictions on transferability imposed by federal and state securities law. Immediately prior to and as of the Closing and the Effective Time of the Merger, the Stockholder will own the Shares beneficially and of record free and clear of all Liens, including those described on Exhibit A. Stockholder has sole voting power, without restrictions, with respect to all of the Shares.

     (b) Power, Binding Agreement. Stockholder has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement
                                                                       (2-12-99)
     by Stockholder will not violate any other agreement to which Stockholder is a party, including, without limitation, the agreement governing the Stockholder Options or any voting agreement, shareholders' agreement, partnership agreement or voting trust. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes a valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (c) No Conflicts. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or any of his properties or assets, other than such conflicts, violations or defaults or terminations, cancellations or accelerations which individually or in the aggregate do not materially impair the ability of Stockholder to perform his obligations hereunder. No consent, approval, order or authorization of, or registration, declaration, or filing with, any governmental entity is required by or with respect to the execution and delivery of this Agreement by Stockholder and the consummation by Stockholder of the transactions contemplated hereby.

     (d) Short Swing Profit Sales. Stockholder either (i) is not a person required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act") with respect to Equity Securities of Seller or (ii) has not made any sales of, or any other transactions in, Equity Securities of the Seller that must be "matched," under Section 16(b) of the Exchange Act, to the acceptance by Stockholder of the Option Settlement Amount for his Stockholder Options.

     Section 5. No Solicitation. Prior to the termination of this Agreement in accordance with its terms, Stockholder agrees that (a) he will not, nor will he authorize or permit any of his employees, agents and representatives to, directly or indirectly, initiate or solicit any inquiries or the making of any Acquisition Proposal and (b) he will notify BFC as soon as possible if any such inquiries or proposals are received by, any information or documents is requested from, or any negotiations or discussions are sought to be initiated or continued with, him or any of his "affiliates" (as such term is used in Rule 144 under the federal Securities Act of 1933, as amended).

     Section 6. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Effective Time or (b) any termination of the Merger Agreement in accordance with the terms thereof; provided, that the provisions of Section 9 hereof shall survive any termination of this Agreement, and provided further that no such termination shall relieve any party of liability for a breach hereof prior to termination.
                                                                       (2-12-99)

     Section 7. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 8. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent Stockholder from serving on Seller's Board of Directors and from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in such designee's capacity as a director or officer of Seller.

     Section 9. Miscellaneous.

     (a) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matters hereof and supersedes any and all prior agreements and understandings, both written and oral, between the parties with respect thereto. This Agreement may not be amended, modified or rescinded except by an instrument in writing signed by each of the parties hereto.

     (b) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

     (c) This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to the principles of conflicts of law thereof.

     (d) This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     (e) Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement. With respect to any conflict or ambiguity between a term defined herein and the same term defined in the Merger Agreement, the definition used in the Merger Agreement shall govern.


           (The remainder of this page was intentionally left blank.)









                                                                       (2-12-99)

         IN WITNESS WHEREOF, each of the parties hereto has signed this Agreement, or has caused this Agreement to be signed by their respective duly authorized officers, as of the date first written above.


                                  STOCKHOLDER


                                            __________________________________
                                            Signature

                                            __________________________________
                                            Name Typed or Printed
Agreed and Acknowledged:

BREMER FINANCIAL CORPORATION                NORTHWEST EQUITY CORP.


_________________________________           __________________________________
Signature                                   Signature

_________________________________           __________________________________
Name Typed or Printed                       Name Typed or Printed

Its______________________________           Its_______________________________
    Title Typed or Printed                      Title Typed or Printed



MPL1: 265526-4


                                                                       (2-12-99)

                          Exhibit A to Voting Agreement

                              Description of Liens







                                                                       (2-12-99)

                                    Exhibit B
                                  AMENDMENT AND
                              TERMINATION AGREEMENT

This Amendment and Termination Agreement, made and entered into this ___ day of __________, 1999, by and between Northwest Savings Bank, its successors and assigns, a state chartered savings bank (the "Bank") and _______________ (the "Executive").

                                    RECITALS:

WHEREAS, the parties hereto have entered into that certain Employment Agreement executed by the parties _______________ (the "Employment Agreement"); and

WHEREAS, Bremer Financial Corporation, Bremer Acquisition Corporation and Northwest Equity Corp. have concurrently herewith entered into that certain Agreement and Plan of Merger dated _____________, 1999, (the "Plan of Merger") providing for the merger of Bremer Acquisition Corporation with and into Northwest Equity Corp. (the "Merger"); and

WHEREAS, the parties hereto desire to amend and terminate the Employment Agreement effective as of the Effective Time (as defined in the Plan of Merger) pursuant to the terms of this Amendment and Termination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below:

1. Termination of Employment Agreement. Executive hereby agrees that as of the Effective Time, the Employment Agreement shall automatically terminate and be of no further force and effect and the Bank shall have no further obligation or liability to Executive under the Employment
         Agreement. Further, the Executive hereby releases the Bank, its successors and assigns, from any and all claims related to the Employment Agreement, including, without limitation, Section 5 of the Employment Agreement.

2. Settlement of Obligations. In consideration for the termination of the Employment Agreement as set forth in Section 1 hereof and in full settlement of all obligations of the Bank under the terms and conditions of the Employment Agreement (including, without limitation, all compensation, bonuses and other benefits which may have been payable to Executive under the Employment Agreement) at the Effective Time, the Bank shall pay Executive $____________ in immediately available funds, provided, however the Bank shall be entitled to withhold from the amount to be paid to Executive under this Agreement any required federal, state or local withholding or other taxes or charges which are, from time to time, required to be withheld.

3. Resignation of Executive. Concurrently with the payment of consideration to Executive pursuant to Section 2 above, Executive shall immediately resign as an officer and a director of Northwest Savings Bank and all affiliated entities.

4. Miscellaneous. No provision of this Agreement may be amended, waived or discharged unless such amendment, waiver or discharge is (i) agreed to in writing and signed by Executive and such Bank officer as may be specifically designated by the Board and (ii) consented and agreed to in writing by Bremer Financial Corporation. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Wisconsin.

5. Termination. This Agreement shall automatically terminate in the event the Plan of Merger is terminated pursuant to Section 7.1 of the Plan of Merger without consummation of the Merger. Except for the termination provision of the preceding sentence, this Agreement shall not be terminated without the written consent of Bremer Financial Corporation.

6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all together constitute one and the same agreement. Each and any person named a party hereto may execute this Agreement by signing any such counterpart.

7. Third Party Beneficiary. Bremer Financial Corporation shall be deemed a third party beneficiary of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                            NORTHWEST SAVINGS BANK


                                            By_________________________________
                                            Its________________________________

                                            ____________________________________
                                            ____________________________________






MPL1: 278559-2

                                   Exhibit C

                                            ABN AMRO Incorporated
                                            208 South LaSalle Street
                                            Chicago, Illinois 50604-1003
                                            (312)855-7600

                                  February 16, 1999

Board of Directors
Northwest Equity Corp.
234 Keller Avenue South
Amery, Wisconsin 54001

Members of the Board:

     We understand that Northwest Equity Corp. ("NWEQ") and Bremer Financial Corporation ("Bremer") propose to enter into an Agreement and Plan of Merger dated February 16, 1999 (the "Agreement") pursuant to which NWEQ will be merged with and into a first-tier subsidiary of Bremer in a transaction (the "Merger") in which each issued and outstanding share of common stock of NWEQ, $1.00 par value per share ("NWEQ Common Stock"), will be converted into the right to receive cash consideration equal to $24.00 (the "Consideration").

     You have asked us whether, in our opinion, the Consideration to be received by the holders of NWEQ Common Stock in the Merger is fair to such stockholders from a financial point of view.

     In connection with this opinion, we have reviewed the Agreement and certain related documents and held discussions with certain senior officers, directors and other representatives and advisers of NWEQ concerning the business, operations and prospects of NWEQ. We have examined certain publicly available business and financial information relating to NWEQ and Bremer. We have also examined certain financial information and other data for NWEQ and certain financial information and other data related to Bremer which were provided to or otherwise discussed with us by the respective management of NWEQ and Bremer. We have reviewed the financial terms of the Merger as set forth in the Agreement in relation to: (1) current and historical market prices and trading volumes of NWEQ Common Stock; (ii) NWEQ's financial and other operating data; and (iii) the capitalization and financial condition of NWEQ. We have also considered, to the extent publicly available, the financial terms of certain other thrift-industry transactions recently effected which we considered relevant in evaluating the Merger. We have also analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of NWEQ. In connection with our engagement, and upon your request, we approached and held discussions with certain third parties to solicit indications of interest in a possible transaction with NWEQ.

     In rendering our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information reviewed by us and we have not made or obtained or assumed any responsibility for independent verification of such information. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of NWEQ or any of its
subsidiaries.   With  respect to  the financial data of  NWEQ, we  have  assumed

                                            ABN-AMRO Incorporated
                                            208 South LaSalle Street
                                            Chicago, Illinois 60604-1003
                                            (312)855-7600





Board of Directors
February 16, 1999
Page 2

that it has been reasonably prepared on bases reflecting the best currently available estimates and judgements of the management of NWEQ as to the future financial performance of NWEQ. We have assumed that the Merger will be consummated in accordance with the terms of the Agreement.

     ABN AMRO Incorporated ("ABN AMRO"), as part of its investment banking business, is continually engaged in the valuation of businesses in connection with mergers and acquisitions, as well as initial and secondary offerings of securities and valuations for other purposes. We have acted as financial adviser to the Board of Directors of NWEQ in connection with this transaction and will receive a fee for our services, including rendering this opinion, a significant portion of which is contingent upon the consummation of the Merger. ABN AMRO acts as a market maker in NWEQ Common Stock. In the ordinary course of our business, ABN AMRO and its affiliates may actively trade securities of NWEQ for their own account and for the accounts of customers and,accordingly, may at any time hold a long or short position in such securities.

     It is understood that this letter is for the benefit and use of the Board of Directos of NWEQ in its consideration of the Merger and may not be used for any other purpose. This letter may not be reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent, except that this letter may be used as part of any proxy statement relating to the Merger. This letter does not address NWEQ's underlying business decision to enter into the Merger or constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. Finally, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us, as of the date hereof, and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof.



     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by NWEQ stockholders pursuant to the Merger is fair to such stockholders from a financial point of view.

                                  Sincerely,

                                  _/s/_ABN AMRO INCORPORATED___________________

                                  ABN AMRO INCORPORATED

                                    Exhibit D
   Minneapolis
               (612) 347-0675















                                                ____________, 1999

Northwest Equity Corp.
234 Keller Avenue South
Amery, Wisconsin  54001

Re:      Northwest Equity Corp. Acquisition

Ladies and Gentlemen:

We have acted as counsel for Bremer Financial Corporation ("BFC"), a Minnesota corporation, for the purpose of rendering this opinion to you solely in connection with the acquisition of Northwest Equity Corp. (the "Company"), in accordance with the terms of that certain Agreement and Plan of Merger dated February 17, 1999 (the "Agreement") by and among the Company, BFC and Bremer Acquisition Corporation ("Merger Sub") (the "Merger"). This opinion is being delivered pursuant to Section 6.2(e) of the Agreement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

In our capacity as counsel to BFC, we have reviewed and examined the following documents:

          1.   The Agreement;

          2.   BFC's and Merger Sub's Articles of Incorporation and Bylaws;

          3. BFC's Certificate of Good Standing issued by the Minnesota Secretary of State dated ____________, 1999 (the "BFC Good Standing Certificate");

          4. Merger Sub's Certificate of Good Standing issued by the Wisconsin Secretary of State dated ____________, 1999 (the "Merger Sub Good Standing Certificate");

          5. The Resolutions adopted by the Board of Directors of BFC in connection with the Merger and the transactions contemplated thereby;

                                    Exhibit D


          6. The Consent Resolutions of the Board of Directors and Sole Shareholder of Merger Sub adopted in connection with the Merger and the transactions contemplated thereby; and

          7. The Officer's Certificates of BFC and Merger Sub dated __________, 1999 (the "Certificates").

We have also examined the originals, or copies certified to our satisfaction, of such other corporate records of BFC and Merger Sub, certificates of public officials and of officers of BFC and Merger Sub, agreements, instruments and other documents, and we have made such examination of the law, as we have deemed necessary as a basis for the opinions expressed below. However, as to factual matters: (i) we have reviewed no documents other than the documents listed in paragraphs 1 through 7 above; (ii) we have made no independent factual investigations or inquiries; and (iii) where our opinions herein are based on the existence or absence of facts or our actual knowledge, our opinions are based upon and limited to the conscious awareness of facts by Michele D. Vaillancourt, Edward J. Drenttel and Andrew D. Pugh. We have assumed: (i) the due execution and delivery, pursuant to due authorization, of the Agreement by all parties thereto other than BFC and Merger Sub; and (ii) that the Agreement constitutes a valid and binding obligation of all parties thereto other than BFC and Merger Sub enforceable against each of such other parties in accordance with its terms.

Based on the foregoing and subject to the limitations, qualifications and assumptions hereafter set forth, it is our opinion that as of the date hereof:

          1. BFC and Merger Sub (i) are corporations duly organized, validly existing and based solely on the BFC Good Standing Certificate and the Merger Sub Good Standing Certificate, in good standing under the laws of the State of Minnesota and Wisconsin, respectively, (ii) to our actual knowledge, are each duly qualified to do business and, to our actual knowledge, are each in good standing, in all jurisdictions where the failure to qualify would prevent or materially impair their ability to own or lease their respective properties or operate their respective businesses. BFC is a registered bank holding company with the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956, as amended.

          2. BFC and Merger Sub possess all corporate power to own and operate their respective properties and to carry out their respective businesses as and where the same are now being conducted.

          3. BFC and Merger Sub each have the corporate power and authority to enter into and deliver the Agreement and to carry out their espective obligations thereunder.

          4. The Agreement has been duly authorized by all necessary corporate action of BFC and Merger Sub, respectively, and such Agreement constitutes a valid and binding obligation of BFC and Merger Sub that is enforceable against BFC and Merger Sub, as the case may be, in accordance with its terms.

                                    Exhibit D

          5. The execution, delivery and performance by BFC and Merger Sub of the Agreement, or the consummation of the Merger, or compliance by BFC or Merger Sub with any of the provisions of the Agreement will not
          (i) result in any violation of any provision of the Articles of Incorporation or Bylaws of BFC or Merger Sub, as applicable, or (ii) to our actual knowledge, result in any violation or breach of, constitute a default under, or require any notice under any of the terms, conditions, or provisions of, any agreement, instrument, or other arrangement to which BFC or Merger Sub is a party or by which they or any of their business, properties or assets is bound or subject, or (iii) to our actual knowledge, violate any judgment, ruling, order, writ, injunction or decree in which BFC or Merger Sub is named or to which either of them is a party, or (iv) to our actual knowledge, violate any statute, rule or regulation, which, in our experience, would normally apply to transactions of the type contemplated by the Agreement; other than violations, conflicts, breaches, defaults, terminations, accelerations or Liens that would not have a Material Adverse Effect on BFC and its subsidiaries, taken as a whole.



          6. Except as received prior to the date hereof, no notice to, filing with, exemptions or review by or authorization, consent or approval of, any public body or authority is necessary for the consummation by BFC or Merger Sub of the Merger as contemplated by the Agreement, other than the filing of Articles of Merger and a Plan of Merger with the Wisconsin Department of Financial Institutions of the State of Wisconsin, and the issuance of a Certificate of Merger by the Wisconsin Department of Financial Institutions of the State of Wisconsin.

          7. To our actual knowledge, there is no litigation, proceeding or controversy before any court or governmental agency, whether federal, state or local, pending or threatened, that is likely to have a Material Adverse Effect on BFC and its subsidiaries, taken as a whole.

                                SCOPE OF OPINION

          In addition to any limitations, assumptions, qualifications and other matters set forth elsewhere herein, the opinions set forth above are subject to the following:

          A. For the purposes of this opinion, we have assumed that (i) all natural persons have legal capacity, (ii) all items submitted to us as originals are authentic and all signatures on such items are genuine and (iii) all items submitted to us as certified, photostatic or conformed copies conform to the respective originals thereof and each such original or copy is complete.

          B. Our opinions as they relate to the validity and enforceability of the Agreement are subject to the limitations that might result from the Uniform Fraudulent Transfer Act, the Uniform Fraudulent Conveyance Act, bankruptcy, insolvency, reorganization, moratorium, and similar laws relating to or affecting the rights or remedies of creditors generally, now or hereafter in effect.

                                    Exhibit D

          C. Our opinions as they relate to the validity and enforceability of the Agreement are subject to principles of equity (including equitable subordination) that might affect any parties' rights or remedies and the qualification that the availability of the remedies of specific performance or injunctive relief, or any other equitable remedy, is subject to the discretion of the court before which a proceeding therefor may be brought and the application of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          D. The validity and enforceability of the Agreement is subject to the applicable statute of limitations.

          E. The provisions of the Agreement specifying that the Agreement may only be amended or waived in writing may not be enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision thereof. F. Our opinions contained herein are limited exclusively to the laws of the State of Minnesota, Wisconsin and, where expressly referenced herein, the United States of America.

          G. We express no opinion with respect to:

                   1.    The    validity   or    enforceability    of   any
                   indemnification provision contained in the Agreement to the extent such provisions are determined to be against public policy;

                   2. The truth, accuracy or completeness of any of the representations, warranties or other statements of BFC or Merger Sub contained in the Agreement or any exhibit or schedule attached thereto, in each case except for those matters as to which an opinion is expressly rendered herein;

                   3.    Any  tax   effect   or  tax   implication   of  the
                   transactions contemplated by the Agreement or any documents related thereto;

                   4. The truth, accuracy, or completeness of any of the representations, warranties, or other statements of BFC or Merger Sub contained in the Certificate;

                   5. The violation of any antifraud provisions of any federal or state securities laws;

                   6. The rights of BFC or Merger Sub in or to the title to any of their respective assets, real or personal, tangible or intangible;

                   7. The validity or enforceability of any power of attorney granted to you (i) in the Agreement or (ii) any document or instrument deemed executed or delivered

                                    Exhibit D

                   by BFC or Merger Sub pursuant thereto, to the extent such power of attorney grants to you rights which contradict or violate Minnesota law or any other applicable state law; or

                   8. The validity or enforceability of provisions of the Agreement to the extent it contains: (i) any cumulative remedy provision; (ii) waivers by BFC or Merger Sub of any constitutional rights or remedies; or (iii) any choice of law or governing law provisions.

This opinion speaks only as of __________, 1999 and, notwithstanding anything to the contrary contained herein, we render no opinion as to what other facts or circumstances might subsequently arise or what other actions or omissions might hereafter be taken by you, BFC, Merger Sub or any third party that, if so arising or so taken, would affect any of the opinions rendered hereby. We undertake no duty or obligation to advise you as to the occurrence of any such facts or circumstances or to otherwise update or reaffirm this opinion. This opinion is based on existing facts, statutes, rules and regulations, and judicial rulings and is subject to changes thereto. We do not, however, undertake to advise you with respect to such future changes that affect this opinion.

We do not purport to express any opinion herein concerning any law other than the laws of the State of Minnesota, Wisconsin or the United States of America. We assume no responsibility as to the applicability or effect of the laws of any other domestic or foreign jurisdiction on the subject transactions.

The opinions expressed herein are solely for the benefit of the Company. This opinion may not be used or relied upon by any other persons or entities or for any other purpose without our express written permission.

Very truly yours,

WINTHROP & WEINSTINE, P.A.




STP1: 484012-2
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